    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997


                                                     REGISTRATION NOS. 333-19969


                                                                    333-19969-01


                                                                    333-19969-02


                                                                    333-19969-03

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                            PRE-EFFECTIVE AMENDMENT


                                    NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              BANPONCE CORPORATION
           (Exact name of co-registrant as specified in its charter)

                    PUERTO RICO                                         66-0416582
 (State or other jurisdiction of incorporation or          (IRS employer identification number)
                   organization)
              209 MUNOZ RIVERA AVENUE                                      00918
               HATO REY, PUERTO RICO                                    (Zip Code)
                  (787) 765-9800
    (Address of principal executive offices and
                 Telephone Number)

                            BANPONCE FINANCIAL CORP.
           (Exact name of co-registrant as specified in its charter)

                     DELAWARE                                           66-0476353
 (State or other jurisdiction of incorporation or          (IRS employer identification number)
                   organization)
                521 FELLOWSHIP ROAD
              MT. LAUREL, NEW JERSEY
                  (609) 273-1119                                           08054
    (Address of principal executive office and                          (Zip Code)
                 Telephone Number)

                                BANPONCE TRUST I
                               BANPONCE TRUST II
     (Exact name of co-registrants as specified in their Trust Agreements)

                     DELAWARE                                        TO BE APPLIED FOR
 (State or other jurisdiction of incorporation or          (IRS employer identification number)
                   organization)

           C/O BANPONCE FINANCIAL CORP.
                521 FELLOWSHIP ROAD                                        08054
              MT. LAUREL, NEW JERSEY                                    (Zip Code)
                  (609) 273-1119
    (Address of principal executive office and
                 Telephone Number)

                               JORGE A. JUNQUERA
                            209 MUNOZ RIVERA AVENUE
                          HATO REY, PUERTO RICO 00918
                                 (787) 765-9800
(Name, address, and telephone number, including area code, of agent for service)

                                   COPIES TO:


                LEE MEYERSON, ESQ.                                DONALD J. TOUMEY, ESQ.
            SIMPSON THACHER & BARTLETT                              SULLIVAN & CROMWELL
               425 LEXINGTON AVENUE                                  125 BROAD STREET
             NEW YORK, NEW YORK 10017                            NEW YORK, NEW YORK 10004


                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than security offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ---------------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED             PROPOSED
                                                AMOUNT              MAXIMUM             MAXIMUM             AMOUNT OF
         TITLE OF EACH CLASS OF                  TO BE          OFFERING PRICE         AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED          PER UNIT(1)      OFFERING PRICE(1)           FEE
--------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest
  Debentures of BanPonce Financial
  Corp.(2)..............................        150,000             $1,000            $150,000,000             N/A
--------------------------------------------------------------------------------------------------------------------------
Capital Securities of BanPonce Trust I
  and BanPonce Trust II.................        150,000             $1,000            $150,000,000           $45,455
--------------------------------------------------------------------------------------------------------------------------
BanPonce Financial Corp. Guarantees with
  respect to Capital Securities(3)(4)...          N/A                 N/A                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------------------
BanPonce Corporation Debenture
  Guarantees with respect to Junior
  Subordinated Deferrable Interest
  Debentures(3)(4)......................          N/A                 N/A                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------------------
BanPonce Corporation Additional
  Guarantees with respect to the
  BanPonce Financial Corp.
  Guarantees(3)(4)......................          N/A                 N/A                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------------------
Total...................................      150,000(5)             100%           $150,000,000(5)        $45,455(6)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee.

(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by BanPonce Trust I and BanPonce Trust II with the proceeds of the sale of the Capital Securities.

(3) No separate consideration will be received for the BanPonce Financial Corp. Guarantees or the BanPonce Corporation Debenture Guarantees and Additional Guarantees.

(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of BanPonce Financial Corp., the rights of holders of Junior Subordinated Deferrable Interest Debentures of BanPonce Financial Corp. under the Indenture, the rights of holders of Capital Securities of BanPonce Trust I and BanPonce Trust II under each Trust Agreement, and the rights of holders of the Capital Securities under the Guarantees, the Additional Guarantees, the Debenture Guarantees and the Expense Agreements which, taken together fully, irrevocably and unconditionally guarantee (i) the obligations of BanPonce Trust I and BanPonce Trust II under the Capital Securities and (ii) the obligations of BanPonce Financial Corp. under the Guarantees with respect to Capital Securities and under the Junior Subordinated Deferrable Interest Debentures.


(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount represents the initial public offering price of the BanPonce Trust I and BanPonce Trust II Capital Securities.


(6) A portion of the registration fee ($31.00) has previously been paid.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1997

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY   , 1997


                               $

                                BANPONCE TRUST I


                         % Capital Securities, Series A


                (Liquidation Amount $1,000 per Capital Security)

         fully and unconditionally guaranteed, as described herein, by
                            BANPONCE FINANCIAL CORP.
                                      AND
                              BANPONCE CORPORATION

                               ------------------


The        % Capital Securities, Series A (the "Series A Capital Securities"),
offered hereby represent preferred beneficial ownership interests in BanPonce Trust I, a statutory business trust created under the laws of the State of Delaware (the "Series A Issuer"). BanPonce Financial Corp., a Delaware corporation (the "Corporation"), will be the owner of all of the beneficial ownership interests represented by common securities of the Series A

                                                        (Continued on next page)



SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                        Initial Public     Underwriting       Proceeds to the
                                                       Offering Price(1)   Commission(2)   Series A Issuer(2)(3)
                                                       -----------------   -------------   ---------------------
Per Capital Security.................................       $                 (1)                $
Total................................................      $                 (1)                 $



(1) Plus accrued Distributions, if any, from                .


(2) In view of the fact that the proceeds of the sale of the Series A Capital Securities will be invested in the Series A Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of
    such proceeds $          per Series A Capital Security (or $          in the
    aggregate). See "Underwriting."


(3) Before deduction of expenses payable by the Corporation estimated at
    $          .



The Series A Capital Securities are offered by the several Underwriters when, as and if issued by the Series A Issuer, delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that the Series A Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company
on or about             , 1997, against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON                                   MERRILL LYNCH & CO.

          The date of this Prospectus Supplement is January   , 1997.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ------------------


     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14. ANY PURCHASER OR HOLDER OF THE
CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14. SEE "ERISA CONSIDERATIONS".

                               ------------------

(cover page continued)


Issuer ("Series A Common Securities" and, collectively with the Series A Capital Securities, the "Series A Securities"). The Corporation is an indirect, wholly owned subsidiary of BanPonce Corporation, a Puerto Rico Corporation (the "Guarantor"). The Series A Issuer exists for the sole purpose of issuing the
Series A Securities and investing the proceeds thereof in $          aggregate
principal amount of      % Junior Subordinated Deferrable Interest Debentures,
Series A (the "Series A Subordinated Debentures"), to be issued by the
Corporation. The Series A Subordinated Debentures will mature on             ,
[2027] (such date, as it may be shortened as hereinafter described, the "Stated
Maturity"), which date may be shortened to a date not earlier than             ,
[2017] if certain conditions are met. See "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event." The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise its right to shorten the Stated Maturity of the Series A Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. The Series A Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Capital Securities -- Subordination of Common Securities" in the accompanying Prospectus.



     The Guarantor will guarantee, on a junior subordinated basis, the payment of the principal of, premium, if any, and interest on the Series A Subordinated Debentures, when and as the same are due and payable (the "Series A Debenture Guarantee"). The Corporation will guarantee the payment of Distributions and payments on liquidation or redemption of the Series A Capital Securities, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). The obligations of the Corporation under the Series A Guarantee are in turn guaranteed, on a subordinated basis, by the Guarantor (the "Series A Additional Guarantee"). See "Description of Guarantees and Additional Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer and the Guarantor does not make payments on the Series A Debenture Guarantees, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Capital Securities. The Series A Guarantee and the Series A Additional Guarantee do not cover payment of Distributions when the Series A Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation or the

Guarantor pursuant to the terms of the Indenture and the Series A Debenture Guarantee to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" in the accompanying Prospectus. The obligations of the Corporation and the Guarantor under the Series A Guarantee and the Series A Additional Guarantee, respectively, are subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor, respectively.



     Holders of the Series A Capital Securities will be entitled to receive
preferential cumulative cash distributions accruing from             , 1997 and
payable semi-annually in arrears on             and             of each year,
commencing [            ], 1997, at the annual rate of      % of the Liquidation
Amount (as defined herein) of $1,000 per Series A Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest
then accrued and unpaid (together with interest thereon at the rate of      %
per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Capital Securities will also be deferred and the Corporation and the Guarantor will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's and the Guarantor's capital stock or debt securities that rank pari passu with or junior to the Series A Subordinated Debentures or the Series A Debenture Guarantee, respectively. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the
Series A Capital Securities are entitled will accumulate) at the rate of      %
per annum, compounded semi-annually from the relevant payment date for such interest, and holders of Series A Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash related to such interest income. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."



     The Series A Subordinated Debentures are unsecured and subordinated to all Senior Debt of the Corporation (as defined in the accompanying Prospectus), and the Series A Debenture Guarantee is unsecured and subordinated to all Senior Debt of the Guarantor. Substantially all of the Corporation's and the Guarantor's existing indebtedness constitutes Senior Debt. Because the Corporation and the Guarantor are holding companies, the right of the Corporation and the Guarantor to participate in any distribution of assets of any subsidiary, including their subsidiary banks, upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation or the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures and the Series A Debenture Guarantee (and therefore the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's and the Guarantor's subsidiaries, and holders thereof should look only to the assets of the Corporation and the Guarantor for payments on the Series A Subordinated Debentures or the Series A Debenture Guarantees. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.



     The Corporation has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Capital Securities. The Guarantor has, through the Series A Additional Guarantee (as defined herein), the Trust Agreement, the Series A Debenture Guarantee, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Corporation's obligations under (i) its guarantees of the Series A Issuer's obligations under the Series A Capital Securities and (ii) the Series A Subordinated Debentures. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated

Debentures, the Expense Agreement, the Guarantees and the Additional
Guarantees -- Full and Unconditional Guarantee" in the accompanying Prospectus.



     The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at their Stated Maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the
Corporation (i) on or after             , [2007], in whole at any time or in
part from time to time, or (ii) at any time in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem Upon a Tax Event or Capital Treatment Event", in whole (but not in part), at any time within 90 days following the occurrence of a Tax Event or a Capital Treatment Event (each as defined herein). The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Series A Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. For a description of the redemption prices for the Series A Capital Securities pursuant to clause (i) or
(ii) above, see "Certain Terms of Series A Capital Securities -- Redemption" and "Certain Terms of Series A Subordinated Debentures -- Redemption."



     The Corporation will have the right at any time to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Common Securities, the Corporation will not so terminate the Series A Issuer without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."



     In the event of the termination of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, the holders of the Series A Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series A Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of Capital Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.



     If the Series A Subordinated Debentures are distributed to the holders of Series A Capital Securities upon the liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures on such stock exchanges or other automated quotation systems, if any, on which the Series A Capital Securities are then listed or traded.



     The Series A Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, among the Corporation, the Guarantor and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series A Issuer among the Corporation, as Depositor, the Guarantor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and all holders of Series A Capital Securities. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.


                                  RISK FACTORS


     Prospective purchasers of the Series A Capital Securities should carefully review the information contained elsewhere, or incorporated by reference, in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series A Capital Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of the Series A Issuer, prospective purchasers of Series A Capital Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.


RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE

AND THE SERIES A SUBORDINATED DEBENTURES



     The obligations of the Corporation under the Series A Guarantee issued by the Corporation for the benefit of the holders of Series A Capital Securities, of the Guarantor under the Series A Additional Guarantee issued by the Guarantor for the benefit of the holders of Series A Capital Securities, of the Corporation under the Series A Subordinated Debentures and of the Guarantor under the Series A Debenture Guarantee are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor, respectively. Substantially all of the Corporation's and the Guarantor's existing indebtedness constitutes Senior Debt. Because each of the Corporation and the Guarantor is a holding company, the right of each of the Corporation and the Guarantor to participate in any distribution of assets of any subsidiary, including its subsidiary banks (and including, in the case of the Guarantor, the Corporation), upon any such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation or the Guarantor, as the case may be, may itself be recognized as a creditor of that subsidiary. Accordingly, the obligations of the Corporation under the Series A Subordinated Debentures and the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries and the obligations of the Guarantor under the Series A Debenture Guarantee and the Series A Additional Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and holders of Series A Subordinated Debentures and Series A Debenture Guarantees should look only to the assets of the Corporation and the Guarantor for payments on the Series A Subordinated Debentures and Series A Debenture Guarantees, respectively. See "The Corporation" and "The Guarantor." None of the Indenture, the Series A Debenture Guarantee, the Series A Guarantee, the Series A Additional Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by any of the Corporation, the Guarantor or their subsidiaries. See "Description of Guarantees and Additional Guarantees -- Status of the Guarantees" and "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.



     The ability of the Series A Issuer to pay amounts due on the Series A Capital Securities is solely dependent upon the Corporation (or the Guarantor) making payments on the Series A Subordinated Debentures (or Series A Debenture Guarantee) as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES


     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, Distributions on the Series A Capital Securities by the Series A Issuer would also be deferred (and the amount of Distributions to which holders of the Series A Capital Securities are entitled would accumulate
additional Distributions thereon at the rate of      % per annum, compounded
semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation and the Guarantor may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's or the Guarantor's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation or the Guarantor that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures or the Series A Debenture Guarantees, respectively, subject to certain exceptions described herein. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments." Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon
at the annual rate of      %, compounded semi-annually from the interest payment
date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements and restrictions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Capital Securities -- Distributions" and "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments."



     Should an Extension Period occur, a holder of Series A Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sale or Redemption of Series A Capital Securities."



     The Corporation has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Capital Securities is likely to be affected. A holder that disposes of its Series A Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Capital Securities until the end of such Extension Period.



TAX EVENT OR CAPITAL TREATMENT EVENT



     Upon the occurrence of a Tax Event or a Capital Treatment Event (whether
occurring before or after        , [2007]), the Corporation has the right, if
certain conditions are met, (i) to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, (ii) to shorten the maturity of the Series A Subordinated Debentures to
a date not earlier than             , [2017], or (iii) if a Tax Event or Capital
Treatment Event, as the case may be, continues notwithstanding the taking of such actions, to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series A Capital Securities. The Corporation has committed to the Federal Reserve that it will not exercise such right unless it has received prior approval of the Federal Reserve to do so, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."



     A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series A Subordinated Debentures which are no longer held by the Series A Issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").



     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series A Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation or the Guarantor will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the then equivalent thereto) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation or the Guarantor.



     See "Risk Factors -- Possible Tax Law Changes Affecting the Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to
cause a redemption of the Series A Capital Securities prior to             ,
[2007].



EXCHANGE OF SERIES A CAPITAL SECURITIES FOR SERIES A SUBORDINATED DEBENTURES



     The Corporation will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if such approval is then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

     Under current United States Federal income tax law and interpretations, a distribution of the Series A Subordinated Debentures upon liquidation of the Series A Issuer should not be a taxable event to holders of the Series A Capital Securities. However, if a Tax Event were to occur which would cause the Series A Issuer to be subject to United States Federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, a distribution of the Series A Subordinated Debentures by the Series A Issuer could be a taxable event to the Series A Issuer and the holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of the Series A Subordinated Debentures to Holders of Series A Capital Securities."



MARKET PRICES



     There can be no assurance as to the market prices for Series A Capital Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities upon liquidation of the Series A Issuer. Accordingly, the Series A Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of Series A Capital Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A Capital Securities (which represent preferred beneficial ownership interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. See "Certain Terms of the Series A Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.


RIGHTS UNDER THE SERIES A GUARANTEE AND THE SERIES A ADDITIONAL GUARANTEE; DIRECT ACTION


     The Series A Guarantee is issued by the Corporation and guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Capital Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Capital Securities. The obligations of the Corporation under the Series A Guarantee will in turn be guaranteed by the Series A Additional Guarantee issued by the Guarantor to the holders of the Series A Capital Securities. Each of the Series A Guarantee and the Series A Additional Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series A Guarantee and Series A Additional Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee under the Trust Agreement and First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement.



     The holders of not less than a majority in aggregate liquidation amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or the Series A Additional Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee or the Series A Additional Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation or the Guarantor to enforce its rights under the Series A Guarantee or the Series A Additional Guarantee, respectively, without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation (or the Guarantor, via the

Series A Debenture Guarantee) were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee or the Series A Additional Guarantee for payment of such amounts. Instead, in the event an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation (or the Guarantor, via the Series A Debenture Guarantees) to pay interest on or principal of the Series A Subordinated Debentures on the date on which such payment is due and payable, then a holder of Series A Capital Securities may pursuant to the Indenture institute a legal proceeding directly against the Corporation or the Guarantor for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation and the Guarantor will have a right of set-off under the Indenture to the extent of any payment made by the Corporation or the Guarantor to such holder of Series A Capital Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and "-- Debenture Events of Default" and "Description of Guarantees and Additional Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Capital Securities by acceptance thereof agrees to the provisions of the Series A Guarantee, the Series A Additional Guarantee and the Indenture.


LIMITED VOTING RIGHTS


     Holders of Series A Capital Securities generally will have limited voting rights relating only to the modification of the Series A Capital Securities and the exercise of the Series A Issuer's rights as holder of Series A Subordinated Debentures, Series A Debentures Guarantees, the Series A Guarantee and the Series A Additional Guarantee. Holders of Series A Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees, the Corporation and the Guarantor may amend the Trust Agreement without the consent of holders of Series A Capital Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than as an association taxable as a corporation unless such action materially and adversely affects the interests of such holders. See "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement" and "-- Removal of Issuer Trustees" in the accompanying Prospectus.



TRADING CHARACTERISTICS OF SERIES A CAPITAL SECURITIES



     The Series A Issuer does not intend to have the Series A Capital Securities listed on a national securities exchange or traded on the Nasdaq Stock Market's National Market or any other automated quotation system. The absence of such a listing or trading of the Series A Capital Securities could adversely affect the liquidity and the price of the Series A Capital Securities.



POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A CAPITAL SECURITIES


     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If it had been enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill would also have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If similar provisions were to apply to the Series A Subordinated Debentures, the Corporation would be unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation and the Guarantor will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation and the Guarantor to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Capital Securities before
       , 2007. See "Certain Terms of Series A Subordinated
Debentures -- Redemption" in this Prospectus Supplement and "Description of Capital Securities -- Redemption or Exchange -- Tax Event or Capital Treatment Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."


                                BANPONCE TRUST I


     BanPonce Trust I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, the Guarantor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 16, 1997. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and four individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A Securities, (ii) using the proceeds from the sale of Series A Securities to acquire Series A Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Series A Subordinated Debentures and the Series A Debenture Guarantee will be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures and the Series A Debenture Guarantee will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Series A Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series A Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is c/o BanPonce Financial Corp., 521 Fellowship Road, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 273-1119. See "The Issuers" in the accompanying Prospectus.



     It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").



                              RECENT DEVELOPMENTS


     On December 31, 1996, the Guarantor announced that it had signed a merger agreement with Roig Commercial Bank ("Roig"), a Puerto Rico bank with 25 branches in Puerto Rico and approximately

$900 million in assets and $680 million in deposits. Subject to approval by Roig's shareholders and federal and Puerto Rican regulatory authorities, the Guarantor will pay $120 million for all of the stock of Roig, half in cash and half in the Guarantor's common stock, and Roig's branches will become branches of Banco Popular.

       CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES OF THE GUARANTOR


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1996   1995   1994   1993   1992
                                                              ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits............................  2.0    2.0    2.6    3.0    2.9
  Including Interest on Deposits............................  1.4    1.4    1.5    1.5    1.3
Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends:
  Excluding Interest on Deposits............................  2.0    2.0    2.5    3.0    2.9
  Including Interest on Deposits............................  1.4    1.4    1.5    1.5    1.3



     For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effect of a change in accounting principles and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

                             SUMMARY FINANCIAL DATA


     The following summary financial data at and for each of the years ended December 31, 1995, 1994 and 1993 have been derived from the Guarantor's audited financial statements. Such summaries are qualified in their entirety by the detailed information and financial statements included in the documents incorporated by reference herein and the accompanying Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus. In addition, the following summary financial data for the year ended December 31, 1996 have been derived from the Guarantor's unaudited financial statements.



                                                                             YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------------
                                                                 1996           1995          1994          1993
                                                              -----------    -----------   -----------   -----------
                                                              (UNAUDITED)
SUMMARY INCOME STATEMENT (in thousands except per share
  amounts)
Interest income.............................................  $ 1,272,853    $ 1,105,807   $   887,141   $   772,136
Interest expense............................................      591,540        521,624       351,633       280,008
                                                              -----------    -----------   -----------   -----------
Net interest income.........................................      681,313        584,183       535,508       492,128
Provision for credit losses.................................       88,839         64,558        53,788        72,892
                                                              -----------    -----------   -----------   -----------
Net interest income after provision for credit losses.......      592,474        519,625       481,720       419,236
Noninterest income..........................................      205,472        173,338       141,303       125,180
Noninterest expense.........................................      541,919        486,833       448,231       413,046
                                                              -----------    -----------   -----------   -----------
Income before income taxes..................................      256,027        206,130       174,792       131,370
                                                              -----------    -----------   -----------   -----------
Applicable income taxes.....................................       70,877         59,769        50,043        28,151
Cumulative effect of accounting changes.....................                                                   6,185
                                                              -----------    -----------   -----------   -----------
Net income..................................................  $   185,150    $   146,361   $   124,749   $   109,404
                                                              ===========    ===========   ===========   ===========
Net income per common share(1)..............................  $      2.68    $      2.10   $      1.84   $      1.68
                                                              ===========    ===========   ===========   ===========
Cash dividends per common share(1)..........................  $      0.69    $      0.58   $      0.50   $      0.45
SELECTED PERIOD-END BALANCES (in thousands)
Total assets................................................  $16,711,570    $15,675,451   $12,778,358   $11,513,368
Total loans and loans held-for-sale.........................    9,779,029      8,677,484     7,781,329     6,346,922
Investment and trading securities...........................    4,905,150      5,191,992     3,796,807     4,048,380
Earning assets..............................................   15,429,454     14,668,195    11,843,806    10,657,994
Deposits....................................................   10,763,275      9,876,662     9,012,435     8,522,658
Term borrowings(2)..........................................    2,522,003      1,390,135     1,113,365     1,010,028
Shareholders' equity........................................    1,262,532      1,141,697     1,002,423       834,195
SELECTED FINANCIAL RATIOS
Return on average common equity.............................        16.15%         14.22%        13.80%        13.80%
Return on average assets....................................         1.14%          1.04%         1.02%         1.02%
Net interest margin(3)......................................         4.80%          4.74%         5.06%         5.50%
Allowance for credit losses to period-end loans and loans
  held-for-sale.............................................         1.90%          1.94%         1.98%         2.10%
Nonperforming assets as a percentage of period-end loans and
  loans held-for-sale.......................................         1.56%          1.79%         1.38%         1.75%
Net charge-offs to average loans and loans held-for-sale....         0.78%          0.61%         0.52%         0.91%
Average equity to average assets............................         7.33%          7.58%         7.57%         7.42%
Ratio of earnings to fixed charges (excluding interest on
  deposits).................................................          2.0            2.0           2.6           3.0
Ratios of earnings to fixed charges (including interest on
  deposits).................................................          1.4            1.4           1.5           1.5


---------------

(1) Adjusted to reflect the stock split effected in the form of a dividend on July 1, 1996.
(2) Excludes Federal Funds that must be repaid in one day.
(3) On a taxable equivalent basis.

                                USE OF PROCEEDS


     All of the proceeds from the sale of Series A Capital Securities will be invested by the Series A Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series A Subordinated Debentures will be lent to its direct or indirect subsidiaries, including Equity One, or used for general corporate purposes.



     The Corporation and the Guarantor are required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series A Capital Securities which qualify as a minority interest could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series A Subordinated Debentures, will provide the Corporation and the Guarantor with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 Capital alternatives currently available to it.


                                 CAPITALIZATION


     The following table sets forth the unaudited historical capitalization of the Guarantor as of December 31, 1996, and as adjusted to give effect to the issuance of the Series A Capital Securities offered hereby.



                                                                   DECEMBER 31, 1996
                                                              ----------------------------
                                                                                   AS
                                                                  ACTUAL       ADJUSTED(1)
                                                              --------------   -----------
                                                                     (IN THOUSANDS)
LONG-TERM DEBT
Parent Company:
  Medium Term Notes, due from 1998 to 2001..................    $  233,539     $  233,539
  Subordinated Notes, due in 2005...........................       125,000        125,000
Subsidiaries:(2)
  Term Notes, due from 1998 to 2000.........................        69,482         69,482
  Medium Term Notes, due from 1998 to 2005(3)...............       439,695        439,695
  Promissory Notes, due from 1998 to 2005...................       243,700        243,700
  Other Notes payable, due from 1998 to 2004................           297            297
                                                                ----------     ----------
         Total long-term debt...............................    $1,111,713     $1,111,713
                                                                ----------     ----------
GUARANTEED PREFERRED BENEFICIAL INTEREST IN THE
  CORPORATION'S JUNIOR SUBORDINATED DEFERRABLE INTEREST
  DEBENTURES(4).............................................    $              $
                                                                ----------     ----------
STOCKHOLDERS' EQUITY
8.35% Non-Cumulative Preferred Stock, 1994 Series A ($25
  liquidation preference, 4,000,000 shares outstanding).....    $  100,000     $  100,000
Common Stock (par value $6, Authorized 90,000,000 shares,
  issued and outstanding 66,088,506 shares).................       396,531        396,531
Surplus.....................................................       496,582        496,582
Retained earnings...........................................       267,719        267,719
Net unrealized (loss) on securities available for sale......         1,700          1,700
                                                                ----------     ----------
         Total common stockholders' equity..................    $1,162,532     $1,162,532
                                                                ----------     ----------
         Total stockholders' equity.........................    $1,262,532     $1,262,532
                                                                ----------     ----------
         Total capitalization...............................    $2,374,245     $
                                                                ==========     ==========


---------------


(1) Reflects the issuance of $     of Series A Capital Securities offered
    hereby.

(2) These obligations are direct obligations of subsidiaries of the Guarantor, and as such, constitute claims against such subsidiaries ranking prior to the Guarantor's equity therein.
(3) These obligations are guaranteed by the Guarantor.

(4) As described herein, the sole assets of the Series A Issuer will be
    approximately $         principal amount of Series A Subordinated Debentures
    issued by the Corporation to the Series A Issuer. The Series A Subordinated
    Debentures will bear interest at     % per annum and will initially be
    scheduled to mature on            , [2027] (which date may be shortened to a
    date not earlier than            , 2017 in certain circumstances as
    described under "Certain Terms of Series A Subordinated
    Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" upon the occurrence of a Tax Event or Capital Treatment Event if certain conditions are met). The Corporation owns all of the Series A Common Securities. As described herein, the obligations of the Corporation under the Series A Subordinated Debentures are guaranteed by the Guarantor. See "Certain Terms of Series A Debenture Guarantees."

                              ACCOUNTING TREATMENT


     For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Corporation, for which summarized financial information is provided in a note to the consolidated financial statements of the Guarantor. The Series A Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation and the Guarantor, entitled "Guaranteed Preferred Beneficial Interests in BanPonce Financial's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series A Capital Securities, the Series A Guarantee, the Series A Additional Guarantee and the Series A Subordinated Debentures will be included in the notes to the Guarantor's consolidated financial statements. For financial reporting purposes, the Corporation and the Guarantor will record Distributions payable on the Series A Capital Securities as an expense in the consolidated statements of income.



     The Guarantor has agreed that future financial reports of the Guarantor will: (i) present the Capital Securities issued by other Issuer Trusts on the Guarantor's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in BanPonce Financial's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of the Corporation and the Guarantor under the Junior Subordinated Debentures, the relevant Indenture, Trust Agreement, Guarantee, Additional Guarantee, Debenture Guarantee and Expense Agreement, in the aggregate, constitute a full and unconditional guarantee by the Corporation and the Guarantor of such trust's obligations under the Capital Securities issued by such trust.



                  CERTAIN TERMS OF SERIES A CAPITAL SECURITIES


GENERAL


     The following summary of certain terms and provisions of the Series A Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of Capital Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.



     Holders of the Series A Capital Securities have no preemptive or similar rights.


DISTRIBUTIONS


     The Series A Capital Securities represent preferred beneficial interests in the Series A Issuer, and Distributions on the Series A Capital Securities will
be payable at the annual rate of      % of the stated liquidation amount (the
"Liquidation Amount") of $1,000, payable semi-annually in arrears on
               and                of each year (each a "Distribution Date"), to
the holders of the Series A Capital Securities on the relevant record dates. The record dates for the Series A Capital Securities will be, for so long as the Series A Capital Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Series A Capital Securities are not in book-entry form, the fifteenth day next preceding the relevant Distribution Date. Distributions will accumulate from
               , 1997. The first Distribution payment date for the Series A
Capital Securities will be                , 1997. The amount of Distributions
payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the

Series A Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Capital Securities shall be The First National Bank of Chicago. See "Description of Capital Securities -- Distributions" in the accompanying Prospectus.



     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, Distributions on the Series A Capital Securities would also be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A Capital Securities are entitled would accumulate additional Distributions
thereon at the rate per annum of      % thereof, compounded semi-annually from
the relevant payment date for such Distributions to but excluding the date of payment. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation and the Guarantor may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's or the Guarantor's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation or the Guarantor that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures or the Series A Debenture Guarantee, respectively, subject to certain exceptions described herein. See "Certain Terms of Series A Subordinated
Debentures -- Option to Defer Interest Payments. Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of      % per annum, compounded
semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION


     While the Series A Securities are outstanding, upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Series A Subordinated Debentures. If less than all of the Series A Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption, including any premium paid by the Corporation, shall be allocated to the redemption pro rata of the Series A Securities.



     The Corporation has the right to redeem the Series A Subordinated
Debentures (i) on or after                , 2007, in whole at any time or in
part from time to time or (ii) at any time, in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event", in whole (but not in part), within 90 days following the occurrence of a Tax Event or Capital Treatment Event. A redemption of the Series A Subordinated Debentures would cause a mandatory redemption of the Series A Securities.



     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued Distributions to but excluding the Redemption Date. If
redeemed during the 12-month period beginning            :



                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2007........................................................
2008........................................................
2009........................................................
2010........................................................
2011........................................................
2012........................................................
2013........................................................
2014........................................................
2015........................................................
2016........................................................



and at 100% on or after                                                  , 2017.



     The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall be equal to the aggregate Liquidation Amount of such Series A Securities plus accumulated and unpaid Distributions thereon to the Redemption Date.


LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS


     The Corporation will have the right at any time to liquidate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Series A Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.



     Under current United States Federal income tax law, a distribution of Series A Subordinated Debentures in exchange for Series A Capital Securities should not be a taxable event to holders of the Series A Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Series A Subordinated Debentures could be a taxable event to holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities." If the Corporation elects neither to redeem the Series A Subordinated Debentures prior to their Stated Maturity nor to liquidate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A Capital Securities in exchange therefor, the Series A Capital Securities will remain outstanding until the Stated Maturity of the Series A Subordinated Debentures.



     If the Corporation elects to liquidate the Series A Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation shall continue to have the right to shorten the Stated Maturity of the Series A Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series A Subordinated
Debentures -- General."

LIQUIDATION VALUE


     The amount payable on the Series A Capital Securities in the event of any liquidation of the Series A Issuer is $1,000 per Series A Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Capital Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.



REGISTRATION OF SERIES A CAPITAL SECURITIES



     The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.



     A global security shall be exchangeable for Series A Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository, (ii) the Series A Issuer in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Capital Securities are issued in definitive form, such Series A Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.



     Payments on Series A Capital Securities represented by a global security will be made to DTC, as the depositary for the Series A Capital Securities. In the event Series A Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Capital Securities will be registrable, and Series A Capital Securities will be exchangeable for Series A Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.


               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL


     The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.


     Concurrently with the issuance of the Series A Capital Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will be issued in an aggregate principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities plus the aggregate Liquidation Amount of the Series A Common Securities purchased by the Corporation. The Series A Subordinated Debentures will bear interest at the
annual rate of      % of the principal amount thereof, payable semi-annually in
arrears on           and           of each year (each, an "Interest Payment
Date"), commencing [       ], 1997, to the person in whose name each Series A
Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The Guarantor, via the Series A Debenture Guarantee, will guarantee, on a junior subordinated basis, the payment of the principal of, premium, if any, and interest on the Series A Subordinated Debentures, when and as the same are due and payable. See "Certain Terms of Series A Debenture Guarantees." It is anticipated that, until the liquidation, if any, of the Series A Issuer, the Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of
     % thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.



     The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series A
Subordinated Debentures will mature on           , [2027]. Such date may be
shortened by the Corporation in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event as described under "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" to
any date not earlier than           , [2017], subject to the Corporation's
commitment to the Federal Reserve not to do so without its prior approval if such approval is then required under applicable Federal Reserve capital guidelines or policies. In the event the Corporation elects to shorten the Stated Maturity of the Series A Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening to the holders of the Series A Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.



     The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation, and the obligations of the Guarantor under the Series A Debenture Guarantee will be unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Guarantor. See "Description of Junior Subordinated
Debentures -- Subordination" and "Description of Debenture
Guarantees -- Subordination" in the accompanying Prospectus. Substantially all of the Corporation's and the Guarantor's existing indebtedness constitutes Senior Debt. Because the Corporation and the Guarantor are holding companies, the right of the Corporation and the Guarantor to participate in any distribution of assets of any subsidiary, including their subsidiary banks, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation or the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries and the Series A Debenture Guarantees will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and holders of Series A

Subordinated Debentures and Series A Debenture Guarantees should look only to the assets of the Corporation and the Guarantor for payments on the Series A Subordinated Debentures and Series A Debenture Guarantees, respectively. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of any of the Corporation, the Guarantor or their subsidiaries, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation or Guarantor may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures -- Subordination" and "Description of Debenture Guarantees -- Subordination in the accompanying Prospectus.



OPTION TO DEFER INTEREST PAYMENTS



     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer payment of interest on the Series A Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Subordinated Debentures (together with interest on such unpaid interest at the
annual rate of      %, compounded semi-annually from the relevant Interest
Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (or holders of Series A Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."



     During any such Extension Period, the Corporation and the Guarantor may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's or the Guarantor's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation or the Guarantor (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures or the Series A Debenture Guarantees, respectively (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation or the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's or the Guarantor's capital stock (or any capital stock of a subsidiary of the Corporation or the Guarantor) for any class or series of the Corporation's or the Guarantor's capital stock, respectively, or of any class or series of the Corporation's or the Guarantor's indebtedness for any class or series of the Corporation's or the Guarantor's capital stock, respectively, (c) the purchase of fractional interests in shares of the Corporation's or the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the rate of      % per annum compounded semi-annually, to
the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements and restrictions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date interest on the Series A Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any applicable stock exchange or automated quotation system on which the Series A Capital Securities are then listed or quoted or to holders of Series A Subordinated Debentures of the applicable record date or (iii) the date such interest is payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated
Debentures -- Option to Defer Interest Payments" in the accompanying Prospectus.


ADDITIONAL SUMS


     If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation's obligation to pay such amounts will be guaranteed by the Series A Debenture Guarantee on the same terms as the Corporation's other obligations under the Series A Subordinated Debentures are guaranteed. See "Certain Terms of Series A Debenture Guarantees."


REDEMPTION


     Subject to the Corporation's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Series A Subordinated Debentures are redeemable prior to Stated Maturity at the
option of the Corporation (i) on or after             , 2007, in whole at any
time or in part from time to time or (ii) at any time, in certain circumstances as described under "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event", in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. The proceeds of any such redemption will be used by the Series A Issuer to redeem the Series A Securities.



     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed
during the 12-month period beginning             :



                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................           %
2008........................................................
2009........................................................
2010........................................................
2011........................................................
2012........................................................
2013........................................................
2014........................................................
2015........................................................
2016........................................................



and at 100% on or after                                                  , 2017.



     The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall be equal to 100% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date.


DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES


     As described under "Certain Terms of Series A Capital
Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Capital Securities, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Capital Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Capital Securities. If Series A Subordinated Debentures are distributed to the holders of Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures for trading on such stock exchanges or automated quotation system, if any, on which the Series A Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Capital Securities.



CONDITIONAL RIGHT TO SHORTEN MATURITY OR REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT



     If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of the Series A Issuer and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors -- Tax Event or Capital Treatment Event") would continue to exist, (ii) in the reasonable determination of the Corporation, there would in all cases, after effecting the termination of the Series A Issuer and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, be more than an insubstantial risk that the Corporation or the Guarantor will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the equivalent thereof) or (iii) the Series A Subordinated Debentures are not held by the Series A Issuer, then the Corporation shall have the right (a) to shorten the Stated Maturity of the Series A Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than
            , 2017 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Series A Subordinated Debentures will be deductible for federal income tax purposes, or (b) if either (x) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Corporation, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Corporation or the Guarantor will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation or the Guarantor, to redeem the Series A Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. See "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" and
"-- Redemption" and "Certain Terms of Series A Subordinated
Debentures -- General" and "-- Redemption".



     Holders of Series A Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.



     See "Certain Federal Tax Law Consequences -- Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the Stated Maturity of the Series A Subordinated Debentures or cause a redemption of the Series A
Capital Securities prior to                , 2007.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES



     The Series A Subordinated Debentures will be registered in the name of the Property Trustee on behalf of the Series A Issuer. In the event that the Series A Subordinated Debentures are distributed to holders of Series A Capital Securities, it is anticipated that the depositary and other arrangements for the Series A Subordinated Debentures will be substantially identical to those in effect for the Series A Capital Securities. See "Certain Terms of Series A Capital Securities -- Registration of Series A Capital Securities."


     CERTAIN TERMS OF SERIES A GUARANTEE AND SERIES A ADDITIONAL GUARANTEE


     The Series A Guarantee guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series A Capital Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Capital Securities after payment of creditors of the Series A Issuer as required by applicable law. The obligations of the Corporation under the Series A Guarantee are in turn guaranteed, on a junior subordinated basis, by the Series A Additional Guarantee issued by the Guarantor. Each of the Series A Guarantee and the Series A Additional Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee and the Series A Additional Guarantee for the benefit of the holders of the Series A Capital Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee, and First Chicago Delaware Inc. will act as Delaware Trustee.



     The holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Series A Guarantee or the Series A Additional Guarantee, or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee or the Series A Additional Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation or the Guarantor to enforce its rights under the Series A Guarantee or the Series A Additional Guarantee, respectively, without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation (or the Guarantor, via the Series A Debenture Guarantee) were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee or the Series A Additional Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation (or the Guarantor, via the Series A Debenture Guarantee) to pay interest or premium, if any, on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Capital Securities may institute a Direct Action against the Corporation or the Guarantor pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder. In connection with such Direct Action, the Corporation and the Guarantor will have a right to set-off under the Indenture to the extent of any payment made by the Corporation or the Guarantor to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Guarantees and Additional Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Capital Securities by acceptance thereof agrees to the provisions of the Series A Guarantee, the Series A Additional Guarantee, the Expense Agreement and the Indenture.



                 CERTAIN TERMS OF SERIES A DEBENTURE GUARANTEES



GENERAL



     The Series A Debenture Guarantee issued by the Guarantor will guarantee, on a junior subordinated basis, the payment of the principal of, premium, if any, and interest on the Series A Subordinated Debentures, when and as the same are due and payable by the Corporation. The Series A Debenture Guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the Series A Debenture Guarantee, a guarantee, executed by the Guarantor, will be endorsed on each Series A Subordinated Debenture. Holders of the Series A Subordinated Debentures may proceed directly against the Guarantor in the event of default under the Series A Subordinated Debentures without first proceeding against the Corporation. The Series A Debenture Guarantee will be unsecured and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor. See "Description of Debenture Guarantees" in the accompanying Prospectus.



TAXATION BY THE COMMONWEALTH OF PUERTO RICO



     All payments pursuant to the Series A Debenture Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision thereof or authority therein having power to tax unless such taxes, duties, assessments or governmental charges are required by law to be withheld or deducted.



     In the event that the Guarantor is required by law to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, the Guarantor will pay such additional amounts in respect of principal, premium and interest as will result (after deduction of the said taxes, duties, assessments or governmental charges) in the payment to the holders of the Series A Subordinated Debentures of the amounts which would otherwise have been payable in respect to the Series A Subordinated Debentures in the absence of such deduction or withholding ("Additional Guarantee Payments"), except that no such Additional Guarantee Payments shall be payable:



          (i) To any holder of a Series A Subordinated Debenture or any interest therein or rights in respect thereof where such deduction or withholding is required by reason of such holder having some connection with Puerto Rico or any political subdivision or taxing authority thereof or therein other than the mere holding of and payment in respect of such Series A Subordinated Debentures;



          (ii) in respect of any deduction or withholding that would not have been required but for the presentation by the holder of a Series A Subordinated Debenture for payment on a date more than 30 days after the Stated Maturity or the date on which payment thereof is duly provided for, whichever occurs later; or



          (iii) in respect of any deduction or withholding that would not have been required but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority thereof or therein, of the holder of a Series A Subordinated Debenture or any interest therein or rights in respect thereof, if compliance is required by Puerto Rico, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding.

                              ERISA CONSIDERATIONS



     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.



     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.



     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Series A Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Series A Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.



     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series A Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Series A Issuer, less than 25% of the value of each class of equity interests in the Series A Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, the Series A Capital Securities will be deemed "publicly offered securities" for the purposes of the Plan Asset Regulations only if owned by 100 or more investors independent of the Series A Issuer and each other. No assurance can be given that the Series A Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by the Corporation.



     Certain transactions involving the Series A Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its relationship with its affiliates), extensions of credit between the Corporation and the Series A Issuer (as represented by the Series A Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Series A Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), certain operations of the Series A Issuer, including the optional redemption or acceleration of the Series A Subordinated Debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing the Series A Capital Securities, will be deemed to have directed the Series A Issuer to invest in the Series A Subordinated Debentures and to have appointed the Property Trustee.



     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities if assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).



     Because the Series A Capital Securities may be deemed to be equity interests in the Series A Issuer for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.



     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Series A Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A Capital Securities. This summary only addresses the tax consequences to a person that acquires Series A Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A Capital Securities as capital assets.



     The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Series A Issuer. This summary is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series A Capital Securities. See "-- Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Capital Securities may differ from the treatment described below.



     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


CLASSIFICATION OF THE SERIES A ISSUER


     Under current law and assuming compliance with the terms of the Trust Agreement, certain other documents and certain factual matters, the Series A Issuer will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount." No amount included in income with respect to the Series A Capital Securities will be eligible for the dividends-received deduction.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether such debt instrument is issued with original issue discount ("OID"). As a result of terms and conditions of the Series A Subordinated

Debentures that prohibit certain payments with respect to the Corporation's and the Guarantor's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series A Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series A Subordinated Debentures, in accordance with such Securityholder's method of accounting. The following discussion assumes that unless and until the Corporation exercises its option to defer interest on the Series A Subordinated Debentures, the Series A Subordinated Debentures will not be considered as issued with OID.


     Under the Regulations, if the Corporation exercises its option to defer any payment of interest, the Series A Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Subordinated Debentures would thereafter be treated as OID as long as the Series A Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series A Subordinated Debentures would be accounted for as OID on an economic-accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.


     Because income on the Series A Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Capital Securities.



DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A CAPITAL SECURITIES



     Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate-tax basis equal to the holding period and aggregate-tax basis such Securityholder had in its Series A Capital Securities before such distribution. If, however, the liquidation of the Series A Issuer were to occur because the Series A Issuer is subject to United States Federal income tax with respect to income accrued or received on the Series A Subordinated Debentures, the distribution of Series A Subordinated Debentures to Securityholders by the Series A Issuer would be a taxable event to the Series A Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Capital Securities for the Series A Subordinated Debentures it received upon the liquidation of the Series A Issuer. A Securityholder will include interest in income in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under "-- Interest Income and Original Issue Discount."



SALE OR REDEMPTION OF SERIES A CAPITAL SECURITIES



     A Securityholder that sells (including a redemption for cash) Series A Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Capital Securities and the amount realized on the sale of such Series A Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series A Subordinated Debentures, a Securityholder's adjusted tax basis in the Series A Capital Securities generally will be its initial purchase price. If the Series A Subordinated Debentures are deemed to be issued with OID, as a result of the Corporation's deferral of interest payments, a Securityholder's adjusted tax basis in the Series A Capital Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series A Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A Capital Securities have been held for more than one year.



     Should the Corporation exercise its option to defer any payment of interest on the Series A Subordinated Debentures, the Series A Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series A Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition and to add such amount to its adjusted-tax basis in its Series A Capital Securities. To the extent the selling price is less than the Securityholder's adjusted-tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING


     The amount of interest income paid and OID accrued on the Series A Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.



     Payment of the proceeds from the disposition of Series A Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.


     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.


     It is anticipated that income on the Series A Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Capital Securities by January 31 following each calendar year.


POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If it had been enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill would also have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If a similar provision were to apply to the Series A Subordinated Debentures, the Corporation would unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate

Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Capital Securities, as described more fully under "Description of Capital Securities -- Redemption or Exchange."

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, the Corporation and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Series A Issuer, the respective number of Series A Capital Securities set forth opposite its name below:



                                                              NUMBER OF
                                                               SERIES A
                                                               CAPITAL
                        UNDERWRITER                           SECURITIES
                        -----------                           ----------
Credit Suisse First Boston Corporation......................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
                                                                -------
          Total.............................................
                                                                =======



     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are committed to take and pay for all the Series A Capital Securities offered hereby, if any are taken.



     The Underwriters propose to offer the Series A Capital Securities to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a
concession of $          per Series A Capital Security. The Underwriters may
allow, and such dealers may reallow, a discount of $          per Series A
Capital Security on sales to certain other dealers. After the Series A Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.



     In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the
investment therein of such proceeds an amount of $          per Series A Capital
Security for the accounts of the several Underwriters.



     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series A Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series A Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") or (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without prior written approval of the transaction by the customer.



     The Corporation and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Series A Capital Securities, as determined by the Underwriters, and (ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Series A Capital Securities, any other beneficial interests in the assets of any Issuer, or any preferred securities or any other securities of any Issuer or the Corporation which are substantially similar to the Series A Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either any Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series A Capital Securities offered in connection with this offering.



     The Series A Capital Securities are a new issue of securities with no established trading market. The Underwriters have advised the Corporation that they intend to make a market in the Series A Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

     The Corporation and the Series A Issuer have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the Underwriters may be required to make in respect thereof.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES


     Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Series A Issuer. The validity of the Series A Guarantee, the Series A Additional Guarantee, the Series A Subordinated Debentures and the Series A Debenture Guarantee will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. The validity of the Series A Additional Guarantee and the Series A Debenture Guarantee will be passed upon as to matters of Puerto Rico law for the Corporation by Brunilda Santos de Alvarez, Esq., counsel to the Guarantor. Sullivan & Cromwell and Simpson Thacher & Bartlett will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger and as to all matters of Puerto Rico law upon the opinion of Brunilda Santos de Alvarez, Esq. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1997



                                  $150,000,000


                            BANPONCE FINANCIAL CORP.
          JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES FULLY AND
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                              BANPONCE CORPORATION

                                BANPONCE TRUST I
                               BANPONCE TRUST II


                  CAPITAL SECURITIES FULLY AND UNCONDITIONALLY

                      GUARANTEED, AS DESCRIBED HEREIN, BY

                            BANPONCE FINANCIAL CORP.
                                      AND
                              BANPONCE CORPORATION


    BanPonce Financial Corp., a Delaware corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Corporation is an indirect, wholly owned subsidiary of BanPonce Corporation, a Puerto Rico corporation (the "Guarantor"), and the Junior Subordinated Debentures will be unconditionally guaranteed, on a junior subordinated basis, as to the payment of principal, premium, if any, and interest by the Guarantor (such guarantees, the "Debenture Guarantees"). The Junior Subordinated Debentures and the Debenture Guarantees will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Corporation and the Guarantor, respectively. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation and the Guarantor would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's or the Guarantor's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures or the Debenture Guarantees, respectively. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."



    BanPonce Trust I and BanPonce Trust II, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement.



    Concurrently with the issuance by an Issuer of its Capital Securities, such Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures"), guaranteed by the Guarantor's Debenture Guarantee, with terms corresponding to the terms of that Issuer's Capital Securities (the "Related Capital Securities"). The Corresponding Junior Subordinated Debentures and the related Debenture Guarantee will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Debenture Guarantee will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Capital Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures and the related Debenture Guarantee to be distributed to the holders of the Related Capital Securities in liquidation of their interests in such Issuer. See "Description of Capital Securities -- Liquidation
Distribution Upon Termination."                         (continued on next page)


                               ------------------
  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1997.

     If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Capital Securities will also be deferred and the Corporation and the Guarantor will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's or the Guarantor's capital stock or debt securities that rank pari passu in all respects with or junior to the Corresponding Junior Subordinated Debentures or Debenture Guarantees thereon, respectively. During an Extension Period, Distributions will continue to accumulate (and the Related Capital Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Capital Securities -- Distributions."



     Taken together, the Corporation's and the Guarantor's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Debenture Guarantee, the related Additional Guarantee and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements, the Guarantees and the Additional Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Capital Securities of each Issuer and payments on liquidation or redemption with respect to such Capital Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation and the Guarantor, to the extent described herein (each, a "Guarantee"). See "Description of Guarantees and Additional Guarantees." The obligations of each of the Corporation and the Guarantor under each of the Guarantee, the Debenture Guarantee and the Additional Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor, respectively.



     The Junior Subordinated Debentures and Capital Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $150,000,000. Certain specific terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.



     The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Capital Securities.



     The Junior Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. (See "Plan of Distribution.") The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or traded on any automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or traded on any automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.



     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Guarantor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Guarantor, the Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Guarantor, the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


     No separate financial statements of any Issuer have been included herein. The Guarantor, the Corporation and the Issuers do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and the related Debenture Guarantees of the Guarantor and issuing the Trust Securities. Furthermore, taken together, the Corporation's and the Guarantor's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Debenture Guarantee, the related Additional Guarantee and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities of an Issuer. See "The Issuers," "Description of Capital Securities," "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees and Additional Guarantees." In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.


     As an indirect, wholly owned subsidiary of the Guarantor, the Corporation does not file reports under the Exchange Act with the Commission, and does not expect to do so in the future. Certain financial disclosure by the Corporation is contained in the footnotes to the financial statements of the Guarantor, which are filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Guarantor with the Commission are incorporated into this Prospectus by reference:

          1. the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1995;

          2. the Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          3. the Guarantor's Current Reports on Form 8-K dated January 11, April 9, May 6, July 9, August 30, October 9, 1996 and January 9, 1997.


     Each document or report filed by the Guarantor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Guarantor will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Amilcar Jordan, Senior Vice President, BanPonce Corporation, P.O. Box 362708, San Juan, Puerto Rico 00936-2708, telephone number (787) 765-9800.

                                THE CORPORATION

     The Corporation was organized in 1991 under the laws of the State of Delaware and is an indirect, wholly owned subsidiary of the Guarantor. The Corporation is a wholly owned subsidiary of Popular International Bank, Inc. ("PIB"), which is a wholly owned subsidiary of the Guarantor, organized in 1992 under the laws of the Commonwealth of Puerto Rico and operating as an "international banking entity" under the International Banking Center Regulatory Act of Puerto Rico (the "IBC Act"). The principal executive office of the Corporation is 521 Fellowship Road, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 273-1119.

     The Corporation owns all of the common stock of Pioneer Bancorp, Inc., a corporation organized under the laws of the State of Delaware and headquartered in Chicago, Illinois, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which through its wholly owned subsidiary River Associates Bancorp, Inc., a Delaware corporation, owns Banco Popular, Illinois (formerly Pioneer Bank & Trust Company), a bank organized under the laws of the State of Illinois with five branches in that state. The deposits of Banco Popular, Illinois are insured by the Federal Deposit Insurance Corporation (the "FDIC"). As of December 31, 1996, the assets of Banco Popular, Illinois were $467.4 million and its deposits were $375.3 million.

     The Corporation owns all of the common stock of COMBANCORP, a corporation organized under the laws of California and headquartered in Los Angeles, and a registered bank holding company under the BHC Act. COMBANCORP owns Banco Popular, N.A. (California) ("Banco Popular (California)"), a national bank with four branches in California. The deposits of Banco Popular (California) are also insured by the FDIC. As of December 31, 1996 it had assets of $139.5 million and deposits of $100.9 million.


     The Corporation is also the direct owner of all the common stock of Banco Popular, FSB, a federal savings bank which acquired from the Resolution Trust Corporation certain assets and all of the deposits of four New Jersey branches of the former Carteret Federal Savings Bank, a federal savings bank under Resolution Trust Corporation (the "RTC") conservatorship. The deposits of Banco Popular, FSB are insured by the FDIC. As a result of the ownership of Banco Popular, Illinois and Banco Popular (California), the Corporation and PIB are registered bank holding companies under the BHC Act.



     Banco Popular, FSB owns Equity One, Inc., a Delaware corporation (formerly Spring Financial Services, Inc.) ("Equity One"). Equity One is a diversified consumer finance company engaged in the business of granting personal and mortgage loans and providing dealer financing through 102 offices in 28 states with total assets of $1.1 billion as of December 31, 1996. Equity One had initially been acquired by the Corporation on September 30, 1991, prior to which time the Corporation had no significant business operations.


     Summarized consolidated financial statements of the Corporation are included in the notes to the Guarantor's consolidated financial statements.

                                 THE GUARANTOR


     The Guarantor is a bank holding company registered under the BHC Act and incorporated in 1984 under the laws of the Commonwealth of Puerto Rico ("Puerto Rico"). The Guarantor is the largest financial institution in Puerto Rico, with consolidated assets of $16.7 billion, total deposits of $10.8 billion and stockholders' equity of $1.3 billion as of December 31, 1996. Based on total assets at September 30, 1996, the Guarantor was the 42nd largest bank holding company in the United States. The Guarantor's principal executive offices are located at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918 and its telephone number is (787) 765-9800.



     The Guarantor's principal subsidiary, Banco Popular de Puerto Rico ("Banco Popular" or the "Bank"), was incorporated over 100 years ago in 1893 and is Puerto Rico's largest bank with total assets of $14.0 billion, deposits of $10.1 billion and stockholders' equity of $1.0 billion at December 31, 1996. The Bank accounted for 84% of the total consolidated assets of the Guarantor at December 31, 1996. A consumer-oriented bank, Banco Popular has the largest retail franchise in Puerto Rico, operating 178 branches and 327 automated teller machines on the island. The Bank also has the largest trust operation in Puerto Rico and is a leader in the mortgage banking business. In addition, it operates the largest Hispanic bank branch network in the mainland United States with 29 branches in New York and an agency in Chicago. As of December 31, 1996, these branches had a total of approximately $1.5 billion in deposits. The Bank also operates seven branches in the U.S. Virgin Islands and one branch in the British Virgin Islands. Banco Popular has three subsidiaries: Popular Leasing & Rental Inc., Puerto Rico's largest vehicle leasing and daily rental company, Popular Consumer Services, Inc., a small-loan and secondary mortgage company with 38 offices in Puerto Rico operating under the name of Best Finance, and Popular Mortgage, Inc., a mortgage loan company with four offices in Puerto Rico operating under the name of Puerto Rico Home Mortgage.


     The Guarantor has two other principal subsidiaries: BP Capital Markets and PIB, which in turn owns all of the outstanding stock of the Corporation. BP Capital Markets is a direct subsidiary of the Guarantor and engages in the business of a securities broker-dealer in Puerto Rico, with institutional brokerage, financial advisory, and investment and security brokerage operations.

       CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES OF THE GUARANTOR


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1996   1995   1994   1993   1992
                                                              ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits............................  2.0    2.0    2.6    3.0    2.9
  Including Interest on Deposits............................  1.4    1.4    1.5    1.5    1.3
Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends:
  Excluding Interest on Deposits............................  2.0    2.0    2.5    3.0    2.9
  Including Interest on Deposits............................  1.4    1.4    1.5    1.5    1.3



     For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effect of a change in accounting principles and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.


                           SUPERVISION AND REGULATION

GENERAL

     Each of the Corporation, the Guarantor and PIB are bank holding companies subject to supervision and regulation by the Federal Reserve under the BHC Act. As a bank holding company, the Corporation's, the Guarantor's and PIB's activities and those of their banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking, and neither the Corporation, the Guarantor or PIB may directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company in the United States, including a bank, without the prior approval of the Federal Reserve. In addition, bank holding companies are generally prohibited under the BHC Act from engaging in nonbanking activities, subject to certain exceptions.

     Banco Popular is considered a foreign bank for purposes of the International Banking Act of 1978, as amended (the "IBA"). Under the IBA, Banco Popular is not permitted to operate a branch or agency that is located outside of its "home state" except to the extent that a national bank with the same home state is permitted to do so as described under "-- Interstate Banking Legislation" below. Puerto Rico is not considered a state for purposes of these geographic limitations. Banco Popular has designated the state of New York as its home state. In addition, some states have laws prohibiting or restricting foreign banks from acquiring banks located in such states and treat Puerto Rico's banks and bank holding companies as foreign banks for such purposes.

     Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are subject to supervision and examination by applicable federal and state banking agencies including, in the case of Banco Popular, the Federal Reserve and the Office of the Commissioner of Financial Institutions of Puerto Rico, in the case of Banco Popular, Illinois, the FDIC and the Illinois Commissioner of Banks and Trust Companies, in the case of Banco Popular (California), the Office of the Comptroller of the Currency (the "OCC") and in the case of Banco Popular, FSB, the Office of Thrift Supervision (the "OTS") and the FDIC. Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of other investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

HOLDING COMPANY STRUCTURE

     Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are subject to restrictions under federal law that limit the transfer of funds between them and the Corporation, the Guarantor and PIB and the Guarantor's other nonbanking subsidiaries, whether in the form of loans, other extensions of credit, investments or asset purchases. Such transfers by Banco Popular, Banco Popular, Illinois, Banco Popular (California) or Banco Popular, FSB, respectively, to the Corporation, the Guarantor or PIB, as the case may be, or to any one nonbanking subsidiary, are limited in amount to 10% of the transferring institution's capital stock and surplus and, with respect to the Guarantor and all of its nonbanking subsidiaries, to an aggregate of 20% of the transferring institution's capital stock and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.


     Under Federal Reserve policy, a bank holding company, such as the Corporation, the Guarantor or PIB, is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and entitled to a priority of payment. Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are currently the only subsidiary depository institutions of the Corporation, the Guarantor and PIB.


     Because the Corporation, the Guarantor and PIB are holding companies, their right to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors (including depositors in the case of depository institution subsidiaries) except to the extent that the Corporation, the Guarantor and PIB, as the case may be, may itself be a creditor with recognized claims against the subsidiary.

     Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution (which term includes both banks and savings associations), the deposits of which are insured by the FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are currently the only controlled FDIC-insured depository institutions of the Guarantor. In some circumstances (depending upon the amount of the loss or anticipated loss suffered by the FDIC), cross-guarantee liability may result in the ultimate failure or insolvency of one or more insured depository institutions in a holding company structure. Any obligation or liability owned by a subsidiary depository institution to its parent company is subordinated to the subsidiary bank's cross-guarantee liability with respect to commonly controlled insured depository institutions.


CAPITAL ADEQUACY


     Under the Federal Reserve's risk-based capital guidelines for bank holding companies and member banks, the minimum guidelines for the ratio of qualifying total capital ("Total capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the Total capital is to be comprised of common equity, retained earnings, minority interests in unconsolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets discussed below ("Tier 1 Capital"). The remainder may consist of a limited amount of subordinated debt, other preferred stock, certain other instruments and a limited amount of loan and lease loss reserves ("Tier 2 Capital").



     The Federal Reserve has adopted regulations that require most intangibles, including core deposit intangibles, to be deducted from Tier 1 Capital. The regulations, however, permit the inclusion of a limited amount of intangibles related to purchased mortgage servicing rights and purchased credit card relationships and include a "grandfather" provision permitting the continued inclusion of certain existing intangibles.



     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies and member banks. These guidelines provide for a minimum ratio of Tier 1 Capital to total assets, less goodwill and certain other intangible assets discussed below (the "leverage ratio") of 3% for bank holding companies and member banks that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies and member banks will be required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a "tangible Tier 1 leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 Capital, less all intangibles, to total assets, less all intangibles.



     Under the Federal Reserve's requirements, the Guarantor's and Banco Popular's capital ratios at December 31, 1996 are set forth below:



                                                              GUARANTOR   BANCO POPULAR
                                                              ---------   -------------
Tier 1 Capital..............................................    11.59%        11.20%
Total Capital...............................................    14.15%        12.45%
Leverage ratio..............................................     6.70%         6.61%


     Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are subject to similar capital requirements adopted by the FDIC, the OCC and the OTS, respectively.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. See "FDICIA" below.

     Bank regulators have in the past indicated their desire to raise capital requirements applicable to banking organizations beyond current levels. However, management is unable to predict whether and when high capital requirements would be imposed and, if so, at what levels or on what schedule.

FDICIA

     Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), federal banking regulators must take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA and regulations thereunder establish five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution is deemed well capitalized if it maintains a leverage ratio of at least 5%, a risk-based Tier 1 capital ratio of at least 6% and a risk-based Total capital ratio of at least 10% and is not subject to any written agreement or directive to meet a specific capital level. A depository institution is deemed adequately capitalized if it is not well capitalized but maintains a leverage ratio of at least 4% (or at least 3% if given the highest regulatory rating and not experiencing or anticipating significant growth), a risk-based Tier 1 capital ratio of at least 4% and a risk-based Total capital ratio of at least 8%. A depository institution is deemed undercapitalized if it fails to meet the standards for adequately capitalized institutions (unless it is deemed significantly or critically undercapitalized). An institution is deemed significantly undercapitalized if it has a leverage ratio of less than 3%, a risk-based Tier 1 capital ratio of less than 3% or a risk-based Total capital ratio of less than 6%. An institution is deemed critically undercapitalized if it has tangible equity equal to 2% or less of total assets. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives a less than satisfactory examination rating in any one of four categories.


     At December 31, 1996, Banco Popular, Banco Popular, Illinois, Banco Popular (California), and Banco Popular, FSB were well capitalized. An institution's capital category, as determined by applying the prompt corrective action provisions of law, may not constitute an accurate representation of the overall financial condition or prospects of the Guarantor or its banking subsidiaries, and should be considered in conjunction with other available information regarding the Guarantor's financial condition and results of operations.


     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.


     The capital-based prompt corrective action provisions of FDICIA and their implementing regulations apply to FDIC-insured depository institutions such as the banking and savings association subsidiaries of the Corporation, the Guarantor and PIB, but they are not directly applicable to holding companies, such as the Corporation, the Guarantor or PIB, which control such institutions. However, federal banking agencies have indicated that, in regulating holding companies, they may take appropriate action at the holding company level based on their assessment of the effectiveness of supervisory actions imposed upon subsidiary insured depository institutions pursuant to such provisions and regulations.


INTERSTATE BANKING LEGISLATION

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits bank holding companies, with Federal Reserve approval, to acquire banks located in states other than the holding company's home state without regard to whether the transaction is prohibited under state law. In addition, commencing

June 1, 1997, national and state banks with different home states will be permitted to merge across state lines, with approval of the appropriate federal banking agency, unless the home state of a participating bank passes legislation prior to May 31, 1997 expressly prohibiting interstate mergers. States may "opt in" to permit interstate branching by merger prior to June 1, 1997, and to permit de novo interstate branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the state which has opted out, whether through an acquisition or de novo. A foreign bank, like Banco Popular, may branch interstate by merger or de novo to the same extent as domestic banks in the foreign bank's home state, which, in the case of Banco Popular, is New York.

     Various other legislation, including proposals to overhaul the bank regulatory system, expand bank and bank holding company powers and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. The Corporation and the Guarantor cannot determine the ultimate effect that such potential legislation, if enacted, or implementing regulations, would have upon their financial condition or results of operations.

DIVIDEND RESTRICTIONS


     The principal source of cash flow for the Guarantor is dividends from Banco Popular. Various statutory provisions limit the amount of dividends Banco Popular can pay to the Guarantor without regulatory approval. As a member bank subject to the regulation of the Federal Reserve, Banco Popular must obtain the approval of the Federal Reserve for any dividend if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by the Federal Reserve, for that year, combined with its retained net profits for the preceding two years. In addition, a member bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of loans that are in arrears with respect to interest by six months or more unless such loans are fully secured and in the process of collection. Moreover, for purposes of this limitation, a member bank is not permitted to add the balance in its allowance for loan losses account to its undivided profits then on hand. A member bank may, however, net the sum of its bad debts as so defined against the balance in its allowance for loan losses account and deduct from undivided profits only bad debts as so defined in excess of that amount. At December 31, 1996, Banco Popular could have declared a dividend of approximately $197.1 million without the approval of the Federal Reserve. Illinois law contains similar limitations on the amount of dividends that Banco Popular, Illinois can pay and the National Bank Act contains similar limitations, on the amount of dividends that Banco Popular (California) can pay. In addition, OTS regulations limit the amount of capital distributions (whether by dividend or otherwise) that any savings association may make without prior OTS approval, based upon the savings association's regulatory capital levels. These limitations are applicable to Banco Popular, FSB. Also, in connection with the acquisition by Banco Popular, FSB from the RTC of four New Jersey branches of the former Carteret Federal Savings Bank, the RTC provided Banco Popular, FSB and the Corporation interim financial assistance. See "The Corporation" above. Pursuant to the terms of such financing, evidenced by a promissory note (which matures on January 20, 2000 but is prepayable any time before then), Banco Popular, FSB may not, among other things, declare or pay any dividends on its outstanding capital stock (unless such dividends are used exclusively for payment of principal of or interest on such promissory note) or make any distributions of its assets in full of such promissory note.


     The payment of dividends by Banco Popular, Banco Popular, Illinois, Banco Popular (California) or Banco Popular, FSB may also be affected by other regulatory requirements and policies, such as the maintenance of adequate capital. If, in the opinion of the applicable regulatory authority, a depository institution under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (that, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such depository institution cease and desist from such practice. The Federal Reserve has issued a policy statement that provides that insured banks and bank holding companies should generally pay dividends only out of current operating earnings. In addition, all insured depository institutions are subject to the capital-based limitations required by FDICIA. See "FDICIA."

     See "Supervision and Regulation -- Puerto Rico Regulation" for a description of certain restrictions on Banco Popular's ability to pay dividends under Puerto Rico law.

FDIC INSURANCE ASSESSMENTS


     Banco Popular, Banco Popular, Illinois, Banco Popular (California) and Banco Popular, FSB are subject to FDIC deposit insurance assessments.


     Pursuant to FDICIA, the FDIC has adopted a risk-based assessment system, under which the assessment rate for an insured depository institution varies according to the level of risk incurred in its activities. An institution's risk category is based partly upon whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. Each insured depository institution is also assigned to one of the following "supervisory subgroups": "A", "B" or "C". Group "A" institutions are financially sound institutions with only a few minor weaknesses; group "B" institutions are institutions that demonstrate weaknesses that, if not corrected, could result in significant deterioration; and group "C" institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness.


     The FDIC reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 for "well capitalized" banks, effective January 1, 1996. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA repealed the statutory minimum premium, and currently premiums related to deposits assessed by both the BIF and the Savings Association Insurance Fund ("SAIF") are to be assessed at a rate of between 0 cents and 27 cents per $100.00 of deposits. DIFA also provides for a special one-time assessment imposed on deposits insured by the SAIF to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Guarantor accrued for the one-time assessment in the third quarter of 1996.



     DIFA also separates, effective January 1, 1997, the Financing Corporation ("FICO") assessment to service the interest on its bond obligations from the BIF and SAIF assessments. The amount assessed on individual institutions by the FICO will be in addition to the amount, if any, paid for deposit insurance according to the FDIC's risk-related assessment rate schedules. FICO assessment rates for the first semiannual period of 1997 were set at 1.30 basis points annually for BIF-assessable deposits and 6.48 basis points annually for SAIF-assessable deposits. (These rates may be adjusted quarterly to reflect changes in assessment bases for the BIF and the SAIF. By law, the FICO rate on BIF-assessable deposits must be one-fifth the rate on SAIF-assessable deposits until the insurance funds are merged or until January 1, 2000, whichever occurs first.) As of December 31, 1996, the Guarantor had a BIF deposit assessment base of approximately $10.1 billion and a SAIF deposit assessment base of approximately $207 million.


BROKERED DEPOSITS


     FDIC regulations adopted under FDICIA govern the receipt of brokered deposits. Under these regulations, a bank cannot accept, roll over or renew brokered deposits (which term is defined also to include any deposit with an interest rate more than 75 basis points above prevailing rates unless (i) it is well capitalized, or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that is adequately capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. The Guarantor does not believe the brokered deposits regulation has had or will have a material effect on the funding or liquidity of Banco Popular, Banco Popular, Illinois, Banco Popular (California) or Banco Popular, FSB.

PUERTO RICO REGULATION

  General

     As a commercial bank organized under the laws of the Commonwealth, Banco Popular is subject to supervision, examination and regulation by the Office of the Commissioner of Financial Institutions of the Commonwealth (the "Office of the Commissioner"), pursuant to the Puerto Rico Banking Act of 1933, as amended (the "Banking Law").

     Section 27 of the Banking Law requires that at least ten percent (10%) of the yearly net income of the Bank be credited annually to a reserve fund. This apportionment shall be done every year until the reserve fund shall be equal to ten percent (10%) of the total deposits or the total paid-in capital, whichever is greater. At the end of its most recent fiscal year, Banco Popular had an adequate reserve fund established.

     Section 27 of the Banking Law also provides that when the expenditures of a bank are greater than the receipts, the excess of the former over the latter shall be charged against the undistributed profits of the bank, and the balance, if any, shall be charged against the reserve fund, as a reduction thereof. If there is no reserve fund sufficient to cover such balance in whole or in part, the outstanding amount shall be charged against the capital account and no dividend shall be declared until said capital has been restored to its original amount and the reserve fund to 20% of the original capital.

     Section 16 of the Banking Law requires every bank to maintain a legal reserve which shall not be less than 20% of its demand liabilities, except government deposits (federal, state and municipal) which are secured by actual collateral. However, if a bank becomes a member of the Federal Reserve System, the 20% legal reserve shall not be effective and the reserve requirements demanded by the Federal Reserve System shall be applicable. However, pursuant to an order of the Federal Reserve Board dated November 24, 1982, the Bank has been exempted from such reserve requirements with respect to deposits payable in Puerto Rico. As to those deposits, the Section 16 reserve requirements are applicable.


     Section 17 of the Banking Law permits the Bank to make loans to any one person, firm, partnership or corporation, up to an aggregate amount of fifteen percent (15%) of the paid-in capital and reserve fund of the Bank. As of December 31, 1996, the legal lending limit for the Bank under this provision was approximately $90 million. If such loans are secured by collateral worth at least twenty-five percent (25%) more than the amount of the loan, the aggregate maximum amount may reach one third of the paid-in capital of the Bank, plus its reserve fund. There are no restrictions under Section 17 on the amount of loans that are wholly secured by bonds, securities and other evidences of indebtedness of the Government of the United States or the Commonwealth, or by current debt bonds, not in default, of municipalities or instrumentalities of the Commonwealth.


     Section 14 of the Banking Law authorizes the Bank to conduct certain financials and related activities directly or through subsidiaries, including finance leasing of personal property, making and servicing mortgage loans and operating a small-loan company. The Bank engages in these activities through its wholly owned subsidiaries, Popular Leasing & Rental, Inc., Popular Mortgage, Inc., and Popular Consumer Services, Inc., respectively, all of which are organized and operate in Puerto Rico.

     The Finance Board, which is a part of the Office of the Commissioner, but also includes as its members the Secretary of the Treasury, the Secretary of Commerce, the Secretary of Consumer Affairs, the President of the Planning Board, and the President of the Government Development Bank for Puerto Rico, has the authority to regulate the maximum interest rates and finance charges that may be charged on loans to individuals and unincorporated businesses in the Commonwealth. The current regulations of the Finance Board provide that the applicable interest rate on loans to individuals and unincorporated businesses (including real estate development loans but excluding certain other personal and commercial loans secured by mortgages on real estate properties) is to be determined by free competition. The Finance Board also has authority to regulate the maximum finance charges on retail installment sales contracts, which are currently set at 21%, and for credit card purchases, which are currently set at 26%. There is no maximum rate set for installment sales contracts involving motor vehicles, commercial, agricultural and industrial equipment, commercial electric appliances and insurance premiums.

  IBC Act

     Under the IBC Act, without the prior approval of the Office of the Commissioner, PIB may not amend its articles of incorporation or issue additional shares of capital stock or other securities convertible into additional shares of capital stock unless such shares are issued directly to the shareholders of PIB previously identified in the application to organize the international banking entity, in which case notification to the Office of the Commissioner must be given within ten business days following the date of the issue. Pursuant to the IBC Act, without the prior approval of the Office of the Commissioner, PIB may not initiate the sale, encumbrance, assignment, merger or other transfer of shares if by such transaction a person or persons acting in concert could acquire direct or indirect control of 10% or more of any class of the Company's stock. Such authorization must be requested at least 30 days prior to the transaction.


     The IBC Act empowers the Office of the Commissioner to revoke or suspend, after a hearing, the license of an international banking entity if, among other things, it fails to comply with the IBC Act, regulations issued by the Office of the Commissioner or the terms of its license, or if the Office of the Commissioner finds that the business of the international banking entity is conducted in a manner not consistent with the public interest.

                                  THE ISSUERS


     Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, the Guarantor and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures (with related Debenture Guarantees) issued by the Corporation (and the Guarantor), and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures, the related Debenture Guarantee and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures or the related Debenture Guarantee and the related Expense Agreement will be the sole revenue of each Issuer.



     All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Capital Securities of such Issuer. See "Description of Capital Securities -- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.



     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. as Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees, the Additional Guarantees and the Indenture (each as defined herein). See "Description of Guarantees and Additional Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Capital Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.



     The principal executive office of each Issuer is c/o BanPonce Financial Corp., 521 Fellowship Road, Mt. Laurel, New Jersey 08054 and its telephone number is (609) 273-1119.


                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Capital Securities) for general corporate purposes, including working capital, acquisitions, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.


                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES


     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), among the Corporation, the Guarantor and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


GENERAL


     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See " -- Subordination." Pursuant to the Debenture Guarantees, the Guarantor will guarantee, on a junior subordinated basis, the punctual payment of the principal of, premium, if any, and interest on the Junior Subordinated Debentures, as the same are due and payable by the Corporation. See "Description of Debenture Guarantees -- General". The obligations of the Guarantor under the Debenture Guarantees are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Guarantor. Each of the Corporation and the Guarantor is a non-operating holding company and almost all of the operating assets of the Corporation and the Guarantor and their consolidated subsidiaries are owned by such subsidiaries. The Corporation and the Guarantor rely primarily on dividends from such subsidiaries to meet their obligations. See "Supervision and Regulation -- Dividend Restrictions". Because the Corporation and the Guarantor are holding companies, the right of the Corporation or the Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation or the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries and the Debenture Guarantees will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and holders of Junior Subordinated Debentures (with related Debenture Guarantees), should look only to the assets of the Corporation and the Guarantor for payments on the Junior Subordinated Debentures and Debenture Guarantees, respectively. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or the Guarantor, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation or the Guarantor may enter into in the future or otherwise. See " -- Subordination" and the Prospectus Supplement relating to any offering of Capital Securities or Junior Subordinated Debentures.


     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and additional interest accruing thereon ("Additional Interest"), if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Capital Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.


     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER


     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate.



     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.


     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.


     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Guarantor, the Debenture Trustee, any Paying Agent (as defined herein), or the securities registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


     The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior

Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $1,000 and integral multiples thereof.


PAYMENT AND PAYING AGENTS


     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation and the Guarantor may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each Place of Payment for each series of Junior Subordinated Debentures.


     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS


     If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of Extension Periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Periods may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.


REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.


     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.



     Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined below) shall occur and be continuing, the Corporation may, at its option, and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.



     "Tax Event" means the receipt by an Issuer of a series of Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.



     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Corporation or the Guarantor will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation or the Guarantor.


     Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS


     Each of the Corporation and the Guarantor will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's or the Guarantor's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation or the Guarantor (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or the Debenture Guarantees thereon, respectively (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation or the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's or the Guarantor's capital stock (or any capital stock of a subsidiary of the Corporation or the Guarantor) for any class or series of the Corporation's or the Guarantor's capital stock, respectively, or of any class or series of the Corporation's or the Guarantor's indebtedness for any class or series of the Corporation's or the Guarantor's capital stock, respectively, (c) the purchase of fractional interests in shares of the Corporation's or the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation or the Guarantor has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation and the Guarantor shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Capital Securities, the Corporation or the Guarantor shall be in default with respect to its payment of any obligations under the Guarantee or Additional Guarantee, respectively, relating to such Related Capital Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


MODIFICATION OF INDENTURE


     From time to time the Corporation, the Guarantor and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation, the Guarantor and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated

Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Capital Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Capital Securities.


     In addition, the Corporation, the Guarantor and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

          (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Corporation and the Guarantor from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation or the Guarantor.


     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default. In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or the Property Trustee fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Capital Securities shall have such right. The Property Trustee may annul such declaration and waive such default, provided all defaults have been cured and all payment obligations have been made current. Should the Property Trustee fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities shall have such right.


     The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest

(including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities shall have such right. Each of the Corporation and the Guarantor is required to file annually with the Debenture Trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the Indenture.



ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES



     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation (or the Guarantor, via the Debenture Guarantees) to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Capital Securities may institute a legal proceeding directly against the Corporation or the Guarantor for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). The Corporation and the Guarantor may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation and the Guarantor shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation or the Guarantor in connection with a Direct Action.



     The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Capital Securities -- Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that each of the Corporation and the Guarantor shall not consolidate with or merge into any other Person (as defined below) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or the Guarantor, as the case may be, or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation or the Guarantor, as the case may be, unless (i) in case the Corporation or the Guarantor, as the case may be, consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia or Puerto Rico, and such successor Person expressly assumes the Corporation's or the Guarantor's obligations, as the case may be, on the Junior Subordinated Debentures or the Debenture Guarantees, as the case may be, issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation or the Guarantor that may adversely affect holders of the Junior Subordinated Debentures.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE


     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Capital Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Capital Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.


SUBORDINATION


     The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. Substantially all of the existing indebtedness of the Corporation and the Guarantor constitutes Senior Debt. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt of the Corporation has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.



     As used herein, "Senior Indebtedness" means any obligation of the Corporation or the Guarantor, as the case may be, to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness. As used herein, "Senior Subordinated Indebtedness" means any obligation of the Corporation or the Guarantor, as the case may be, to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Indebtedness. Senior Subordinated Indebtedness of the Guarantor includes the Guarantor's outstanding subordinated debt securities and Senior Subordinated Indebtedness also includes any subordinated debt securities issued in the future by the Corporation or the Guarantor, as the case may be, with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Senior Indebtedness does not include Senior Subordinated Indebtedness or the Junior Subordinated Debentures.



     As used herein, "Senior Debt" of the Corporation or the Guarantor, as the case may be, shall include (i) Senior Indebtedness of the Corporation or the Guarantor, respectively (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), and
(ii) the Allocable Amounts of Senior Subordinated Indebtedness of the Corporation or Guarantor, respectively.



     As used herein, "Allocable Amounts," when used with respect to any Senior Subordinated Indebtedness of the Corporation or the Guarantor, as the case may be, means the amounts necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Indebtedness of the Corporation or the Guarantor, as the case may be, in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Subordinated Indebtedness from the Corporation or the Guarantor, as the case may be, or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Indebtedness) but for the fact that such Senior Subordinated Indebtedness is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.



     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) of the Corporation shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt of the Corporation in accordance with the priorities then existing among such holders until all Senior Debt of the Corporation (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.



     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt of the Corporation, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution by the Corporation on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt of the Corporation has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt of the Corporation at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt of the Corporation remaining unpaid to the extent necessary to pay all such Senior Debt of the Corporation in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt of the Corporation may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Debenture Event of Default.


     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

TRUST EXPENSES


     Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures, the Corporation will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amounts of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Capital Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer. The Guarantor will be a party to each such Expense Agreement and will guarantee the Corporation's obligations thereunder.


GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES


     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer's Capital Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures (with related Debenture Guarantees), issued by the Corporation (and the Guarantor), to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "-- Modification of Indenture" and "-- Debenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.



     Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option, and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding

Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.



     The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Capital Securities -- Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of such Issuer or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.


                      DESCRIPTION OF DEBENTURE GUARANTEES

     This summary of certain terms and provisions of Debenture Guarantees and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL


     Pursuant to the Debenture Guarantees, the Guarantor will guarantee, on a junior subordinated basis, the punctual payment of the principal of, premium, if any, and interest on the Junior Subordinated Debentures, when and as the same are due and payable by the Corporation. The guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the guarantee, a Debenture Guarantee, executed by the Guarantor, will be endorsed on each Junior Subordinated Debenture. Holders of the Junior Subordinated Debentures may proceed directly against the Guarantor in the event of default under the Junior Subordinated Debentures without first proceeding against the Corporation. Each Debenture Guarantee will rank pari passu with all other Debenture Guarantees and will be unsecured and subordinated and junior to the Senior Debt of the Guarantor. See "-- Subordination".


SUBORDINATION

     The Debenture Guarantees will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt of the Guarantor. If the Guarantor defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt of the Guarantor has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Debenture Guarantees.



     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Guarantor, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Guarantor for the benefit of creditors or (iv) any other marshalling of the assets of the Guarantor, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) of the Guarantor, as the case may be, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Debenture Guarantees. In such event, any payment or distribution on account of the Debenture Guarantees, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Debenture Guarantees will be paid or delivered directly to the holders of Senior Debt of the Guarantor in accordance with the priorities then existing among such holders until all Senior Debt of the Guarantor (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.



     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt of the Guarantor, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Guarantor ranking on a parity with the Debenture Guarantees, will be entitled to be paid from the remaining assets of the Guarantor the amounts at the time due and owing on the Debenture Guarantees and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Guarantor ranking junior to the Debenture Guarantees. If any payment or distribution by the Guarantor on account of the Debenture Guarantees of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debenture in contravention of any of the terms hereof and before all the Senior Debt of the Guarantor has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt of the Guarantor at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt of the Guarantor remaining unpaid to the extent necessary to pay all such Senior Debt of the Guarantor in full. By reason of such subordination, in the event of the insolvency of the Guarantor, holders of Senior Debt of the Guarantor may receive more, ratably, and holders of the Debenture Guarantees may receive less, ratably, than the other creditors of the Guarantor. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.


     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Guarantor. The Guarantor expects from time to time to incur additional indebtedness constituting Senior Debt.


TAXATION BY THE COMMONWEALTH OF PUERTO RICO



     All payments pursuant to the Debenture Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision thereof or authority therein having power to tax unless such taxes, duties, assessments or governmental charges are required by law to be withheld or deducted.



     In the event that the Guarantor is required by law to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, the Guarantor will pay such additional amounts in respect of, principal, premium and interest as will result (after deduction of the said taxes, duties, assessments or governmental charges) in the payment to the holders of the Junior Subordinated Debentures of the amounts which would otherwise have been payable in respect to the Junior Subordinated Debentures in the absence of such deduction or withholding ("Additional Guarantee Payments"), except that no such Additional Guarantee Payments shall be payable:



          (i) to any Holder of a Junior Subordinated Debenture or any interest therein or rights in respect thereof where such deduction or withholding is required by reason of such Holder having some connection with Puerto Rico or any political subdivision or taxing authority thereof or therein other than the mere holding of and payment in respect of a Junior Subordinated Debenture;



          (ii) in respect of any deduction or withholding that would not have been required but for the presentation by the holder of a Junior Subordinated Debenture for payment on a date more than 30 days after the Stated Maturity or the date on which payment thereof is duly provided for, whichever occurs later; or



          (iii) in respect of any deduction or withholding that would not have been required but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority thereof or therein, of the holder of a Junior Subordinated Debenture or any interest therein or rights in respect thereof, if compliance is required by Puerto Rico, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding.


GOVERNING LAW

     The Debenture Guarantees will be governed by and construed in accordance with the laws of the State of New York.


                       DESCRIPTION OF CAPITAL SECURITIES



     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Capital Securities and the Common Securities. The Capital Securities of a particular Issuer will represent preferred beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.


GENERAL


     The Capital Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures and the related Debenture Guarantee will be held by the Property Trustee in trust for the benefit of the holders of the related Capital Securities and Common Securities. Each Guarantee Agreement executed by the Corporation and the Guarantor for the benefit of the holders of an Issuer's Capital Securities will be, in the case of the Corporation, a guarantee on a subordinated basis with respect to the related Capital Securities (the "Guarantee" for such Capital Securities), and, in the case of the Guarantor, a guarantee on the Corporation's obligations under the Guarantee (the "Additional Guarantee" for such Capital Securities). The Guarantee and the Additional Guarantee will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees and Additional Guarantees."


DISTRIBUTIONS


     Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.



     Each Issuer's Capital Securities represent preferred beneficial ownership interests in the applicable Issuer, and the Distributions on each Capital Security will be payable at a rate specified in the applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.



     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Issuer of such Related Capital Securities during any such Extension Period. During any such Extension Period, the Corporation and the Guarantor may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's or the Guarantor's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation or the Guarantor that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or the related Debenture Guarantees, respectively (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation or the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's or the Guarantor's capital stock (or any capital stock of a subsidiary of the Corporation or the Guarantor) for any class or series of the Corporation's or the Guarantor's capital stock, respectively, or of any class or series of the Corporation's or the Guarantor's indebtedness for any class or series of the Corporation's or the Guarantor's capital stock, respectively, (c) the purchase of fractional interests in shares of the Corporation's or the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).


     The revenue of each Issuer available for distribution to holders of its Related Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures and the related Debenture Guarantees in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures and the Guarantor does not make payment under the related Debenture Guarantee, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation and the Guarantor on a limited basis as set forth herein under "Description of Guarantees and Additional Guarantees."



     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.


REDEMPTION OR EXCHANGE


     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.



     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then so required under applicable Federal Reserve capital guidelines or policies. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.



     Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures and related Debenture Guarantee in respect of the

Related Capital Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Capital Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if such approval is then required under the applicable Federal Reserve capital guidelines or policies.



     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the Issuer Trustee or its agent for transfer or reissuance.



     There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.



     Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Capital Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Related Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Capital Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures and related Debenture Guarantee to be distributed to holders of such Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Capital Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.



     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Capital Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.



     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities of an Issuer, there is more than an insubstantial risk that the Corporation or the Guarantor will not be entitled to treat an amount equal to the aggregate Liquidation Amount of such Capital Securities as "Tier 1 Capital" (or the then equivalent thereto) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation or the Guarantor.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.


     "Liquidation Amount" means the stated amount per Trust Security of $1,000 (or such other stated amount as is set forth in the applicable Prospectus Supplement).



     "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.



     Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If it had been enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill would also have generally denied interest deductions for interest on an instrument issued by a corporation with a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If similar provisions were to apply to the Capital Securities of any series, the Corporation would be unable to deduct interest on the Capital Securities of such series. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation and the Guarantor will be able to deduct interest on the Capital Securities. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Capital Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities, as described more fully herein.


REDEMPTION PROCEDURES


     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities."


     If the Property Trustee gives a notice of redemption in respect of Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance." If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price and any Distribution payable in respect of the Capital Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee or the Guarantor pursuant to the Additional Guarantee as described under "Description of Guarantees and Additional Guarantees," Distributions on such Capital Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.



     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation, the Guarantor or their subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.



     Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures (with related Debenture Guarantees) to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.



     If less than all of the Capital Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000 (or such other denomination as is specified in the applicable Prospectus Supplement). The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.



     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Capital Securities or portions thereof) called for redemption.


SUBORDINATION OF COMMON SECURITIES


     Payment of Distributions on, and the Redemption Price of, each Issuer's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Capital Securities then due and payable.



     In the case of any Event of Default (as defined below) under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON TERMINATION


     Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures (with related Debenture Guarantees) to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Capital Securities as described under "Description of Capital Securities -- Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.



     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures (with related Debenture Guarantees), unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.


EVENTS OF DEFAULT; NOTICE


     Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or


          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or


          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.


     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Capital Securities, the Administrative Trustees, the Corporation, as Depositor, and the Guarantor unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.



     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.


REMOVAL OF ISSUER TRUSTEES


     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the

Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.


CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.


MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS



     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Capital Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee (the "Successor Guarantees") and the Guarantor or any permitted successor or assignee guarantees the obligations of the Corporation or such successor entity under the Successor Guarantees at least to the extent provided by the Additional Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.


VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT


     Except as provided below and under "Description of Guarantees and Additional Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.



     Each Trust Agreement may be amended from time to time by the Corporation, the Guarantor, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees, the Corporation and the Guarantor with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be taxable as a corporation or affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.



     So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States Federal income tax purposes.



     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in each Trust Agreement.



     No vote or consent of the holders of Capital Securities will be required for an Issuer to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.



     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Guarantor, the Issuer Trustees or any affiliate of the Corporation, the Guarantor or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.



GLOBAL CAPITAL SECURITIES



     The Capital Securities of a series may be issued in whole or in part in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for such Global Capital Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.



     The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.



     Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by the Corporation if such Capital Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

     So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.



     Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of the Corporation, the Guarantor, the Property Trustee, any Paying Agent, or the securities registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



     The Corporation expects that the Depositary for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a permanent Global Capital Security representing any of such Capital Securities immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.



     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures of such series, the Issuer will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if the Issuer so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Capital Securities are issued.


PAYMENT AND PAYING AGENCY


     Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.


REGISTRAR AND TRANSFER AGENT


     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.



     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE


     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


MISCELLANEOUS


     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation and the Guarantor for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.



     Holders of the Capital Securities have no preemptive or similar rights.


     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE


     DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Deben-tures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Capital Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.


     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.


     Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer or Junior Subordinated Debentures is discontinued.



     DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer's Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.



     Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).



     Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof, the Corporation or the Guarantor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.



     DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.


     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers, the Corporation and the Guarantor believe to be accurate, but the Issuers, the Corporation and the Guarantor assume no responsibility for the accuracy thereof. None of the Issuers, the Corporation and the Guarantor has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

              DESCRIPTION OF GUARANTEES AND ADDITIONAL GUARANTEES


     A Guarantee and an Additional Guarantee will be executed and delivered by the Corporation and the Guarantor, respectively, concurrently with the issuance by each Issuer of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee and Additional Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee and Additional Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees and the Additional Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee and Additional Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The forms of the Guarantee and the Additional Guarantee have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer's Capital Securities to which a Guarantee or an Additional Guarantee relates. The Guarantee Trustee will hold each Guarantee and Additional Guarantee for the benefit of the holders of the related Issuer's Capital Securities.


GENERAL


     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law.



     The Guarantor will irrevocably agree to pay in full on a junior subordinated basis, to the extent set forth herein, the Corporation's obligation under the Guarantee to make the Guarantee Payments to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment.



     The Corporation's and the Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation or the Guarantor to the holders of the applicable Capital Securities or by causing the Issuer to pay such amounts to such holders.



     Each Guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Issuer's obligations under the Capital Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection. Each Additional Guarantee will be an irrevocable guarantee on a junior subordinated basis of the Corporation's obligations under the related Guarantee.



     If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer and the Guarantor does not make payments pursuant to the Debenture Guarantees, the Issuer will not be able to pay Distributions on the Related Capital Securities and will not have funds legally available therefor. Each Guarantee and Additional Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor, respectively. See "-- Status of the Guarantees". Because each of the Corporation and the Guarantor is a holding company, the right of the Corporation or the Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation or the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, each of the Corporation's and the Guarantor's obligations under the Guarantees and the Additional Guarantees, respectively, will be effectively subordinated to all existing and future liabilities of their respective subsidiaries, and claimants should look only to the assets of the Corporation and the Guarantor for payments thereunder. See "The Corporation" and "The Guarantor." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees and the Additional Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or the Guarantor, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation or the Guarantor may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Capital Securities.



     The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. The Guarantor has, through the applicable Additional Guarantee, the applicable Trust Agreement, the applicable Debenture Guarantee, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Corporation's obligations under (i) its guarantees of the Issuer's obligations under the Capital Securities and (ii) the Corresponding Junior Subordinated Debentures. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantees. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the

Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement, the Guarantees and the Additional Guarantees."


STATUS OF THE GUARANTEES

     Each Guarantee and Additional Guarantee will constitute an unsecured obligation of the Corporation and the Guarantor, respectively, and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor in the same manner as Junior Subordinated Debentures and Debenture Guarantees, respectively.


     Each Guarantee and Additional Guarantee will rank pari passu with all other Guarantees and Additional Guarantees issued by the Corporation and the Guarantor, respectively. Each Guarantee and Additional Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation or the Guarantor to enforce its rights under the Guarantee and the Additional Guarantee, respectively, without first instituting a legal proceeding against any other person or entity). Each Guarantee and Additional Guarantee will be held for the benefit of the holders of the related Capital Securities. Each Guarantee and Additional Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees and the Additional Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation or the Guarantor. The Corporation or the Guarantor expect from time to time to incur additional indebtedness constituting Senior Debt.


AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Capital Securities (in which case no vote will be required), no Guarantee or Additional Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee and Additional Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and the Guarantor, respectively, and shall inure to the benefit of the holders of the related Capital Securities then outstanding.


EVENTS OF DEFAULT


     An event of default under a Guarantee or an Additional Guarantee will occur upon the failure of the Corporation or the Guarantor, as the case may be, to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or Additional Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee or Additional Guarantee.



     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation or the Guarantor to enforce its rights under such Guarantee or Additional Guarantee, respectively, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.


     The Corporation and the Guarantor, as guarantors, are required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation and the Guarantor are in compliance with all the conditions and covenants applicable to them under the Guarantee and the Additional Guarantee, respectively.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation or the Guarantor in performance of any Guarantee or Additional Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and Additional Guarantee and, after default with respect to any Guarantee or Additional Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee or Additional Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


TERMINATION OF THE GUARANTEES AND ADDITIONAL GUARANTEES


     Each Guarantee and Additional Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Capital Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Capital Securities in exchange therefor. Each Guarantee and Additional Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Capital Securities must restore payment of any sums paid under such Capital Securities or such Guarantee or Additional Guarantee.


GOVERNING LAW

     Each Guarantee and Additional Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT


     Pursuant to the Expense Agreement entered into by the Corporation and the Guarantor under each Trust Agreement (the "Expense Agreement"), each of the Corporation and the Guarantor will irrevocably and unconditionally guarantee to each Person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Capital Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING

             JUNIOR SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENT,
                  THE GUARANTEES AND THE ADDITIONAL GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE


     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation and the Guarantor as and to the extent set forth under "Description of Guarantees and Additional Guarantees." Taken together, the Corporation's and the Guarantor's obligations under each series of Corresponding Junior Subordinated Debentures and Debenture Guarantee, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee and Additional Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Capital Securities. If and to the extent that the Corporation and the Guarantor do not make payments on any series of Corresponding Junior Subordinated Debentures or the related Debenture Guarantee, respectively, such Issuer will not pay Distributions or other amounts due on its Related Capital Securities. The Guarantees and Additional Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against the Corporation or the Guarantor pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation and the Guarantor under each Guarantee and Additional Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation and the Guarantor, respectively.


SUFFICIENCY OF PAYMENTS


     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Capital Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities; (iii) the Corporation or the Guarantor shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Capital Securities under such Capital Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.


     Notwithstanding anything to the contrary in the Indenture, each of the Corporation and the Guarantor has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation or the Guarantor has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES



     A holder of any Capital Security may institute a legal proceeding directly against the Corporation or the Guarantor to enforce its rights under the related Guarantee or Additional Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.


     A default or event of default under any Senior Debt of the Corporation or the Guarantor would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation or the Guarantor, the subordination provisions of the

Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS


     Each Issuer's Capital Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from such Issuer (or from the Corporation or the Guarantor under the applicable Guarantee or Additional Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.


RIGHTS UPON TERMINATION


     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation or the Guarantor, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures (with related Debenture Guarantees), would be a subordinated creditor of the Corporation or the Guarantor, respectively, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation or the Guarantor, as the case may be, receive payments or distributions. Since each of the Corporation and the Guarantor is the guarantor under the Guarantee and Additional Guarantee, respectively, and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures (with related Debenture Guarantees) relative to other creditors and to stockholders of the Corporation or the Guarantor, respectively, in the event of liquidation or bankruptcy of the Corporation or the Guarantor are expected to be substantially the same.


                              PLAN OF DISTRIBUTION


     The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.



     Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.



     In connection with the offering of the Capital Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Capital Securities.


     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the Guarantor and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.


     The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the NASDAQ Stock Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.


                             VALIDITY OF SECURITIES


     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuers. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees, the Additional Guarantees, the Junior Subordinated Debentures and the Debenture Guarantees will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. The validity of the Additional Guarantees and the Debenture Guarantees will be passed upon as to matters of Puerto Rico law for the Corporation by Brunilda Santos de Alvarez, Esq., counsel to the Guarantor. Sullivan & Cromwell and Simpson Thacher & Bartlett will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger and as to all matters of Puerto Rico law upon the opinion of Brunilda Santos de Alvarez, Esq.


                                    EXPERTS


     The consolidated financial statements of the Guarantor and subsidiaries incorporated in this Prospectus by reference from the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Price Waterhouse, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE GUARANTOR, THE ISSUERS OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION, THE GUARANTOR OR THE ISSUERS SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
          PROSPECTUS SUPPLEMENT
Risk Factors.............................   S-5
BanPonce Trust I.........................  S-10
Recent Developments......................  S-11
Consolidated Ratios of Earnings to Fixed
  Changes of the Guarantor...............  S-11
Summary Financial Data...................  S-12
Use of Proceeds..........................  S-13
Capitalization...........................  S-13
Accounting Treatment.....................  S-14
Certain Terms of Series A Capital
  Securities.............................  S-14
Certain Terms of Series A Subordinated
  Debentures.............................  S-17
Certain Terms of Series A Guarantee and
  Series A Additional Guarantee..........  S-22
Certain Terms of Series A Debenture
  Guarantees.............................  S-23
ERISA Considerations.....................  S-24
Certain Federal Income Tax
  Consequences...........................  S-26
Underwriting.............................  S-30
Validity of Securities...................  S-31
               PROSPECTUS
Available Information....................     3
Incorporation of Certain Documents by
  Reference..............................     3
The Corporation..........................     5
The Guarantor............................     5
Consolidated Ratios of Earnings to Fixed
  Changes of the Guarantor...............     6
Supervision and Regulation...............     6
The Issuers..............................    14
Use of Proceeds..........................    14
Description of Junior Subordinated
  Debentures.............................    15
Description of Debenture Guarantees......    27
Description of Capital Securities........    29
Book-Entry Issuance......................    41
Description of Guarantees and Additional
  Guarantees.............................    43
Relationship Among the Capital
  Securities, the Corresponding Junior
  Subordinated Debentures, the Expense
  Agreement, the Guarantees and the
  Additional Guarantees..................    47
Plan of Distribution.....................    48
Validity of Securities...................    49
Experts..................................    49



                                        $


                                BANPONCE TRUST I

                                       %

                              Capital Securities,

                                    Series A

                (Liquidation Amount $1,000 per Capital Security)

                     fully and unconditionally guaranteed,
                            as described herein, by

                                    BANPONCE
                                FINANCIAL CORP.
                                      AND
                              BANPONCE CORPORATION
                             PROSPECTUS SUPPLEMENT
                           CREDIT SUISSE FIRST BOSTON

                              MERRILL LYNCH & CO.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered are:


Registration Fee............................................  $ 45,455
Fees and Expenses of Accountants............................    10,000
Fees and Expenses of Counsel................................   150,000
Blue Sky Fees and Expenses..................................     5,500
Printing and Engraving Expenses.............................    65,000
Rating Agency Fees..........................................   112,500
Trustee's Fees and Expenses.................................    12,000
Miscellaneous...............................................     4,545
                                                              --------
          Total.............................................  $405,000
                                                              ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     (a) The Guarantor is a Puerto Rico corporation.

          Article ELEVENTH of the Restated Certificate of Incorporation of the Guarantor provides the following:

             (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

             (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

             (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

             (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

          (b) The Corporation is a Delaware corporation.

             (1) Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or obtained an improper personal benefit. Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses

        (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             (2) Section 6.4 of the By-laws of the Corporation provides the following:

             Section 6.4. Indemnification of Directors, Officers and
        Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

        (c) The Corporation and the Guarantor maintain directors' and officers' liability insurance policies.

          (d) Reference is made to the indemnity provisions in the Underwriting Agreement, which is filed as Exhibit 1 to this Registration Statement.

          (e) Under each Trust Agreement, the Corporation and the Guarantor will agree to indemnify each of the Trustees of the Issuer with respect thereto or any predecessor Trustee for the Issuer, and to hold such Trustees harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16.  EXHIBITS


(1)(a)   --   Form of Underwriting Agreement.
(4)(a)   --   Form of Junior Subordinated Indenture among the Corporation, the Guarantor and The First National Bank of Chicago, as
              Debenture Trustee.
(4)(b)   --   Certificate of Trust of BanPonce Trust I.
(4)(c)   --   Trust Agreement of BanPonce Trust I.
(4)(d)   --   Certificate of Trust of BanPonce Trust II.
(4)(e)   --   Trust Agreement of BanPonce Trust II.

(4)(f)   --   Form of Amended and Restated Trust Agreement of BanPonce
              Trust I and BanPonce Trust II.
(4)(g)   --   Form of Capital Security Certificate for BanPonce Trust I
              and BanPonce Trust II (included as Exhibit D of Exhibit
              4(f)).
(4)(h)   --   Form of Guarantee Agreement for BanPonce Trust I and
              BanPonce Trust II.
(5)(a)   --   Opinion of Brunilda Santos de Alvarez, Esq.
(5)(b)   --   Opinion of Sullivan & Cromwell.
(5)(c)   --   Opinion of Richards, Layton & Finger as to legality of the
              Capital Securities to be issued by BanPonce Trust I.
(5)(d)   --   Opinion of Richards, Layton & Finger as to legality of the
              Capital Securities to be issued by BanPonce Trust II.
(8)      --   Opinion of Sullivan & Cromwell as to certain federal income tax matters.
(12)     --   Computation of Consolidated Ratios of Earnings to Fixed
              Charges and Earnings to Fixed Charges and Preferred Stock
              Dividends.
(23)(a)  --   Consent of Price Waterhouse.
(23)(b)  --   Consent of Brunilda Santos de Alvarez, Esq. (included in
              Exhibit (5)(a))
(23)(c)  --   Consent of Sullivan & Cromwell. (included in Exhibit (5)(b))
(23)(d)  --   Consent of Richards, Layton & Finger. (included in Exhibits
              (5)(c) and (d))
(24)     --   Powers of attorney. (previously filed)
(25)(a)  --   Form T-1 Statement of Eligibility of The First National Bank
              of Chicago to act as trustee under the Junior Subordinated
              Indenture, the Amended and Restated Trust Agreements of
              BanPonce Trust I and BanPonce Trust II, and the Guarantees
              and Additional Guarantees for the benefit of the holders of
              Capital Securities of BanPonce Trust I.
(27)     --   The Guarantor's Financial Data Schedule (Incorporated by
              reference to Exhibit (27) to the Guarantor's 1996 Third
              Quarter Report on Form 10-Q)


ITEM 17.  UNDERTAKINGS

     The undersigned Co-registrants hereby undertake:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Co-registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Guarantor's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by any Co-registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Co-registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Co-registrants against such liabilities (other than the payment by the Co-registrants of expenses incurred or paid by a director, officer or controlling person of the Co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 29th day of January, 1997.


                                          BANPONCE CORPORATION
                                          (Co-registrant)


                                          By:    /s/ DAVID H. CHAFEY, JR.

                                            ------------------------------------

                                            Name: David H. Chafey, Jr.


                                            Title: Senior Executive Vice
                                              President and Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                            Chairman, President and Chief   January 29, 1997
-----------------------------------------------------    Executive Officer (Chief
                 Richard L. Carrion                      Executive Officer)

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                Alfonso F. Ballester

                                                       Director
-----------------------------------------------------
                  Juan J. Bermudez

                                                       Director
-----------------------------------------------------
                Francisco J. Carreras

                          *                            Senior Executive Vice           January 29, 1997
-----------------------------------------------------    President and Director
                David H. Chafey, Jr.

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                 Luis E. Dubon, Jr.

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                 Antonio Luis Ferre

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                 Hector R. Gonzalez

                          *                            Senior Executive Vice           January 29, 1997
-----------------------------------------------------    President and Director
                  Jorge A. Junquera                      (Chief Financial Officer)

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                    Jose E. Rossi

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                                                       Director
-----------------------------------------------------
                 Manuel Morales, Jr.

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                Alberto M. Paracchini

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                Francisco Perez, Jr.

                          *                            Director                        January 29, 1997
-----------------------------------------------------
              Francisco M. Rexach, Jr.

                          *                            Director                        January 29, 1997
-----------------------------------------------------
             Felix J. Serralles Nevares

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                 Emilio Jose Venegas

                          *                            Director                        January 29, 1997
-----------------------------------------------------
              Julio E. Vizcarrondo, Jr.

                          *                            Senior Vice President           January 29, 1997
-----------------------------------------------------    (Principal Accounting
                   Amilcar Jordan                        Officer)

              * /s/ ROBERTO R. HERENCIA
-----------------------------------------------------
                 Roberto R. Herencia
as attorney-in-fact for each of the persons indicated

     Pursuant to the requirements of the Securities Act of 1933, the Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 29th day of January, 1997.


                                          BANPONCE FINANCIAL CORP.
                                          (Co-registrant)

                                          By:    /s/ DAVID H. CHAFEY, JR.
                                            ------------------------------------

                                            Name: David H. Chafey, Jr.


                                            Title: Senior Executive Vice
                                              President and Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                            President and Director          January 29, 1997
-----------------------------------------------------    (Principal Financial
                  Jorge A. Junquera                      Officer)

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                Alfonso F. Ballester

                          *                            Chairman (Principal Executive   January 29, 1997
-----------------------------------------------------    Officer)
                 Richard L. Carrion

                          *                            Director                        January 29, 1997
-----------------------------------------------------
                 Manuel L. del Valle

                          *                            Senior Executive Vice           January 29, 1997
-----------------------------------------------------    President and Director
                David H. Chafey, Jr.

                          *                            Senior Vice President and       January 29, 1997
-----------------------------------------------------    Director
                 Roberto R. Herencia

                          *                            Senior Vice President and       January 29, 1997
-----------------------------------------------------    Treasurer (Principal
                   Amilcar Jordan                        Accounting Officer)

               */s/ ROBERT R. HERENCIA
-----------------------------------------------------
                 Robert R. Herencia
as attorney-in-fact for each of the persons indicated

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 29th day of January, 1997.


                                          BANPONCE TRUST I
                                          (Co-registrant)

                                          By: BANPONCE FINANCIAL CORP.,
                                            as Depositor

                                          By: /s/ DAVID H. CHAFEY, JR.
                                          --------------------------------------

                                          Name: David H. Chafey, Jr.


                                          Title: Senior Executive Vice President
                                          and Director



     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 29th day of January, 1997.


                                          BANPONCE TRUST II
                                          (Co-registrant)

                                          By: BANPONCE FINANCIAL CORP.,
                                            as Depositor


                                          By: /s/ DAVID H. CHAFEY, JR.

                                            ------------------------------------

                                            Name: David H. Chafey, Jr.


                                            Title: Senior Executive Vice
                                              President and Director

                                 EXHIBIT INDEX


                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                           DESCRIPTION OF EXHIBITS                         PAGE
-------                          -----------------------                     ------------
 (1)(a)    --  Form of Underwriting Agreement.
 (4)(a)    --  Form of Junior Subordinated Indenture among the Corporation, the Guarantor and The First National Bank of Chicago, as
               Debenture Trustee.
 (4)(b)    --  Certificate of Trust of BanPonce Trust I.
 (4)(c)    --  Trust Agreement of BanPonce Trust I.
 (4)(d)    --  Certificate of Trust of BanPonce Trust II.
 (4)(e)    --  Trust Agreement of BanPonce Trust II.
 (4)(f)    --  Form of Amended and Restated Trust Agreement of BanPonce
               Trust I and BanPonce Trust II.
 (4)(g)    --  Form of Capital Security Certificate for BanPonce Trust I
               and BanPonce Trust II (included as Exhibit D of Exhibit
               4(f)).
 (4)(h)    --  Form of Guarantee Agreement for BanPonce Trust I and
               BanPonce Trust II.
 (5)(a)    --  Opinion of Brunilda Santos de Alvarez, Esq.
 (5)(b)    --  Opinion of Sullivan & Cromwell.
 (5)(c)    --  Opinion of Richards, Layton & Finger as to legality of the
               Capital Securities to be issued by BanPonce Trust I.
 (5)(d)    --  Opinion of Richards, Layton & Finger as to legality of the
               Capital Securities to be issued by BanPonce Trust II.
 (8)(a)    --  Opinion of Sullivan & Cromwell as to certain federal income tax matters.
(12)(a)    --  Computation of Consolidated Ratios of Earnings to Fixed
               Charges and Earnings to Fixed Charges and Preferred Stock
               Dividends.
(23)(a)    --  Consent of Price Waterhouse.
(23)(b)    --  Consent of Brunilda Santos de Alvarez, Esq. (included in
               Exhibit (5)(a))
(23)(c)    --  Consent of Sullivan & Cromwell. (included in Exhibit (5)(b))
(23)(d)    --  Consent of Richards, Layton & Finger. (included in Exhibits
               (5)(c) and (d))
(24)(a)    --  Powers of attorney. (previously filed)
(25)(a)    --  Form T-1 Statement of Eligibility of The First National Bank
               of Chicago to act as trustee under the Junior Subordinated
               Indenture, the Amended and Restated Trust Agreements of
               BanPonce Trust I and BanPonce Trust II, and the Guarantees
               and Additional Guarantees for the benefit of the holders of
               Capital Securities of BanPonce Trust I.
(27)(a)    --  The Guarantor's Financial Data Schedule (Incorporated by
               reference to Exhibit (27) to the Guarantor's 1996 Third
               Quarter Report on Form 10-Q)